                                                                     EXHIBIT 2.1

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                WORLDCOM, INC.,

                              BV ACQUISITION, INC.

                                      AND

                         BROOKS FIBER PROPERTIES, INC.,

                                     DATED

                                OCTOBER 1, 1997


================================================================================

                               TABLE OF CONTENTS


                                                                               PAGE
                                                                               ----
ARTICLE I. TERMS OF THE MERGER...................................................1
            1.1. The Merger......................................................1
            1.2. Effective Time..................................................1
            1.3. Merger Consideration............................................2
            1.4. Stockholders' Rights upon Merger................................3
            1.5. Surrender and Exchange of Shares................................3
            1.6. Options and Warrants............................................3
            1.7. Employee Stock Purchase Plan....................................4
            1.8. Certificate of Incorporation....................................4
            1.9. Bylaws..........................................................4
            1.10. Other Effects of Merger........................................4
            1.11. Registration Statement; Prospectus/Proxy Statement.............4
            1.12. Tax-Free Reorganization........................................6
            1.13. Additional Actions.............................................6

ARTICLE II. REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS
         OF BFP..................................................................6
            2.1. Organization and Good Standing..................................6
            2.2. Capitalization..................................................7
            2.3. Subsidiaries....................................................7
            2.4. Authorization; Binding Agreement................................8
            2.5. Governmental Approvals..........................................8
            2.6. No Violations...................................................9
            2.7. Securities Filings and Litigation...............................9
            2.8. BFP Financial Statements.......................................10
            2.9. Absence of Certain Changes or Events...........................11
            2.10. Compliance with Laws..........................................11
            2.11. Permits.......................................................11
            2.12. Finders and Investment Bankers................................11
            2.13. Contracts.....................................................12
            2.14. Employee Benefit Plans........................................12
            2.15. Taxes and Returns.............................................14
            2.16. No Undisclosed Liabilities....................................16
            2.17. Environmental Matters.........................................16
            2.18. Intellectual Property.........................................16
            2.19. Real Estate...................................................17
            2.20. Corporate Records.............................................18
            2.21. Title to and Condition of Personal Property...................18
            2.22. No Adverse Actions............................................18
            2.23. Labor Matters.................................................18


            2.24. Insurance..........................................................19
            2.25. Fairness Opinion...................................................19
            2.26. Takeover Statutes..................................................19
            2.27. BFP Rights Plan....................................................19
            2.28. Disclosure.........................................................20


ARTICLE III. REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS
        OF WORLDCOM..................................................................20
            3.1. Organization and Good Standing......................................20
            3.2. Capitalization......................................................21
            3.3. Subsidiaries........................................................21
            3.4. Authorization; Binding Agreement....................................21
            3.5. Governmental Approvals..............................................22
            3.6. No Violations.......................................................22
            3.7. Securities Filings and Litigation...................................22
            3.8. WorldCom Financial Statements.......................................23
            3.9. Absence of Certain Changes or Events................................24
            3.10. No Undisclosed Liabilities.........................................24
            3.11. Compliance with Laws...............................................24
            3.12. Permits............................................................24
            3.13. Finders and Investment Bankers.....................................24
            3.14. Contracts..........................................................24
            3.15. Corporate Records................................................. 25
            3.16. Disclosure.........................................................25


ARTICLE IV. ADDITIONAL COVENANTS OF BFP..............................................25
            4.1. Conduct of Business of BFP and the BFP Subsidiaries.................25
            4.2. Notification of Certain Matters.....................................28
            4.3. Access and Information..............................................29
            4.4. Stockholder Approval................................................29
            4.5. Reasonable Business Efforts.........................................30
            4.6. Public Announcements................................................30
            4.7. Compliance..........................................................30
            4.8. BFP Benefit Plans...................................................30
            4.9. No Solicitation of Acquisition Proposal.............................31
            4.10. Securities and Stockholder Materials...............................32
            4.11. Tax Opinion Certification..........................................33
            4.12. Resignations.......................................................33
            4.13. Comfort Letters....................................................33
            4.14. Affiliate Agreements...............................................33
            4.15. Takeover Statutes..................................................33
            4.16. Pooling of Interests...............................................33

ARTICLE V. ADDITIONAL COVENANTS OF WORLDCOM..........................................34
            5.1. Conduct of Business of WorldCom and the WorldCom Subsidiaries.......34



            5.2. Notification of Certain Matters.....................................34
            5.3. Access and Information..............................................34
            5.4. Public Announcements................................................35
            5.5. Compliance..........................................................35
            5.6. SEC and Shareholder Filings.........................................35
            5.7. Tax Treatment.......................................................35
            5.8. Comfort Letters.....................................................35
            5.9. Indemnification and Insurance.......................................35
            5.10. Employee Benefit Plans.............................................36
            5.11. Reasonable Business Efforts........................................37

ARTICLE VI. CONDITIONS...............................................................37
            6.1. Conditions to Each Party's Obligations..............................37
                6.1.1. Stockholder Approval..........................................37
                6.1.2. No Injunction or Action.......................................37
                6.1.3. Governmental Approvals........................................37
                6.1.4. Required Consents.............................................38
                6.1.5. HSR Act.......................................................38
                6.1.6. Registration Statement........................................38
                6.1.7. Blue Sky......................................................38
                6.1.8. Fairness Opinion..............................................38
                6.1.9. Tax Opinion...................................................39
                6.1.10. Quotation of WorldCom Common Stock...........................39
            6.2. Conditions to Obligations of BFP....................................39
                6.2.1. WorldCom Representations and Warranties.......................39
                6.2.2. Performance by WorldCom.......................................39
                6.2.3. No Material Adverse Change....................................39
                6.2.4. Certificates and Other Deliveries.............................39
                6.2.5. Opinion of WorldCom Counsel...................................40
            6.3. Conditions to Obligations of WorldCom and Acquisition Subsidiary....40
                6.3.1. BFP Representations and Warranties............................40
                6.3.2. Performance by BFP............................................40
                6.3.3. No Material Adverse Change....................................40
                6.3.4. Certificates and Other Deliveries.............................40
                6.3.5. Opinion of BFP Counsel........................................41
                6.3.6. WorldCom Credit Agreements....................................41
                6.3.7. Affiliate Agreements..........................................41
                6.3.8. Pooling Treatment.............................................41

ARTICLE VII. TERMINATION AND ABANDONMENT.............................................41
            7.1. Termination.........................................................41
            7.2. Termination Fees and Rights.........................................42
            7.3. Procedure Upon Termination..........................................44



                                     iii



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
ARTICLE VIII. MISCELLANEOUS..........................................................44
            8.1. Confidentiality.....................................................44
            8.2. Amendment and Modification..........................................45
            8.3. Waiver of Compliance; Consents......................................45
            8.4. Survival of Representations and Warranties..........................45
            8.5. Notices.............................................................45
            8.6. Binding Effect; Assignment..........................................46
            8.7. Expenses............................................................47
            8.8. Governing Law.......................................................47
            8.9. Counterparts........................................................47
            8.10. Interpretation.....................................................47
            8.11. Entire Agreement...................................................47
            8.12. Severability.......................................................47
            8.13. Specific Performance...............................................48
            8.14. Third Parties......................................................48
            8.15. Schedules..........................................................48

                               LIST OF SCHEDULES

SCHEDULE  DESCRIPTION
--------  -----------
1.1       Form of Certificate of Merger
1.5       Letter of Transmittal
2.2       Rights and Restrictions with Respect to BFP Stock
2.3       BFP Subsidiaries
2.5       Governmental Authority Consents
2.6       BFP Required Consents
2.7       BFP Litigation
2.9       BFP Subsequent Events
2.13      BFP Material Contracts
2.14      BFP Employee Benefit Plans
2.15      BFP Tax Matters
2.17      BFP Environmental Matters
2.18      BFP Intellectual Property
2.19(a)   BFP Owned Real Property
2.19(b)   BFP Leased Real Property
2.20      BFP Records Off Premises
2.22      BFP Adverse Actions
2.23      BFP Labor Matters
2.24      BFP Insurance
3.2       Rights to Purchase WorldCom Common Stock
3.9       WorldCom Subsequent Events
4.14      Form of BFP Affiliate Agreement
5.10(b)   BFP Change in Control Plans and Agreements
6.2.5     Opinion of Counsel to WorldCom
6.3.5     Opinion of Counsel to BFP

                           GLOSSARY OF DEFINED TERMS


                                                          Section Where
            Term                                            Defined
            ---------------------------------------------  --------
            Acquisition Proposal.........................    4.9(a)
            Acquisition Subsidiary.......................  Recitals
            Active WorldCom Subsidiaries.................    3.1
            Affiliate....................................   8.10
            Affiliate Agreements.........................   4.14
            Agreement....................................  Recitals
            Average Trading Price........................   1.3
            Benefit Plan.................................   2.14
            BFP..........................................  Recitals
            BFP Acquisition Agreement....................    4.9(b)
            BFP Common Stock.............................    1.3
            BFP Financial Statements.....................    2.8
            BFP Material Adverse Effect..................    2.1
            BFP Material Contract........................    2.13
            BFP Minority Entity..........................    2.3
            BFP Options..................................    1.6
            BFP Permits..................................    2.11
            BFP Real Property Leases.....................    2.19(b)
            BFP Securities Filings.......................     2.7(a)
            BFP Shares...................................     1.3
            BFP Subsidiaries.............................    1.11(b)
            BFP Superior Proposal........................     4.9(b)
            Business Plan................................     4.1
            Certificate of Merger........................     1.1
            Certificates.................................     1.4
            Change in Control Plans and Agreements.......    5.10(b)
            Claim Notice.................................    2.18
            Closing......................................     1.2
            Closing Date.................................     1.2
            Code.........................................    1.12
            Consent......................................     2.5
            Delaware Code................................     1.1
            Effective Time...............................     1.2
            Enforceability Exceptions....................     2.4
            Environmental Laws...........................    2.17
            ERISA........................................    2.14
            ESPP.........................................     1.7
            Event........................................     2.9
            Final Order..................................   6.1.3
            Governmental Authority.......................     2.5
            HSR Act......................................     2.5
            Intellectual Property........................    2.18


IRS ..............................................................2.14
Law ...............................................................2.6
Letter of Transmittal .............................................1.5
Litigation .....................................................2.7(b)
Merger .......................................................Recitals
Merger Consideration ..............................................1.3
Multi-employer Plan ..............................................2.14
NASD ..............................................................2.5
Person ...........................................................8.10
Prospectus/Proxy Statement ....................................1.11(a)
Registration Statement ........................................1.11(a)
Resignations .....................................................4.12
Rights ............................................................2.2
Rights Plan .......................................................2.2
SEC ...........................................................1.11(a)
Securities Act ................................................1.11(a)
Securities Exchange Act ...........................................1.6
Subsidiary .......................................................8.10
Surviving Corporation .............................................1.1
Surviving Corporation Common Stock ................................1.3
Surviving Corporation Material Adverse Effect ...................6.1.3
Takeover Statute .................................................2.26
Tax ...........................................................2.15(a)
Tax Return ....................................................2.15(a)
Triggering Events ..............................................7.2(d)
WorldCom .....................................................Recitals
WorldCom Common Stock .............................................1.3
WorldCom Credit Agreements ........................................3.6
WorldCom Financial Statements .....................................3.8
WorldCom Material Adverse Effect ..................................3.1
WorldCom Material Contract .......................................3.14
WorldCom Permits .................................................3.12
WorldCom Preferred Stock ..........................................3.2
WorldCom Securities Filings .......................................3.7
WorldCom Series 3 Preferred .......................................3.2
WorldCom Series A Preferred .......................................3.2
WorldCom Series B Preferred .......................................3.2
WorldCom Subsidiaries .........................................1.11(c)

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") is made and entered into as of October 1, 1997, by and among WorldCom, Inc., a Georgia corporation ("WorldCom"), BV Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of WorldCom ("Acquisition Subsidiary"), and Brooks Fiber Properties, Inc., a Delaware corporation ("BFP").

                                    Recitals

     A. The respective Boards of Directors of BFP, Acquisition Subsidiary and WorldCom have approved the merger (the "Merger") of Acquisition Subsidiary with and into BFP in accordance with the laws of the State of Delaware and the provisions of this Agreement.

     B. BFP, Acquisition Subsidiary and WorldCom desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE I
                              TERMS OF THE MERGER

     1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the General Corporation Law of the State of Delaware (the "Delaware Code"). At the Effective Time (as defined in Section 1.2, below), upon the terms and subject to the conditions of this Agreement, Acquisition Subsidiary shall be merged with and into BFP in accordance with the Delaware Code, and the separate existence of Acquisition Subsidiary shall thereupon cease, and BFP, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware as a subsidiary of WorldCom. The parties shall prepare and execute a certificate of merger in substantially the form attached hereto as Schedule 1.1 (the "Certificate of Merger") in order to comply in all respects with the requirements of the Delaware Code and with the provisions of this Agreement.

     1.2. EFFECTIVE TIME. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the applicable provisions of the Delaware Code or at such later time as may be specified in the Certificate of Merger. The Certificate of Merger shall be filed as soon as practicable after all of the conditions set forth in this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same, but not before January 2, 1998. WorldCom, after consultation with BFP, shall determine the time and place for the closing of the Merger (the "Closing"). The time when the Merger shall become effective is herein referred to as the "Effective Time", and the date on which the Closing occurs is herein referred to as the "Closing Date."

     1.3. MERGER CONSIDERATION. Subject to the provisions of this Agreement and any applicable backup or other withholding requirements, each of the issued and outstanding shares ("BFP Shares") of common stock, par value $.01 per share, of BFP ("BFP Common Stock") as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as hereinafter provided, in exchange for the BFP Shares, that number of shares of the common stock of WorldCom, par value $.01 per share ("WorldCom Common Stock"), equal to the Exchange Ratio (as defined below), plus cash in lieu of any fractional share as hereinafter provided (the "Merger Consideration"). The "Exchange Ratio" shall be determined as follows: (i) if the Average Trading Price (as hereinafter defined) of a share of WorldCom Common Stock is greater than or equal to $35.15, the Exchange Ratio shall equal 1.65; (ii) if the Average Trading Price of a share of WorldCom Common Stock is greater than or equal to $31.35 but less than $35.15, the Exchange Ratio shall equal a fraction (rounded to the nearest hundred-thousandth) determined by dividing $58.00 by the Average Trading Price of a share of WorldCom Common Stock; and (iii) if the Average Trading Price of a share of WorldCom Common Stock is less than $31.35, the Exchange Ratio shall equal 1.85. The Exchange Ratio shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to shares of the WorldCom Common Stock or the BFP Common Stock.

     "Average Trading Price" for purposes hereof means the average of the daily closing prices per share of WorldCom Common Stock on the NASDAQ National Market as reported in The Wall Street Journal, Midwestern Edition, or if not reported thereby, The New York Times, Chicago Edition, for the twenty (20) consecutive full trading days ending on the date immediately prior to the third full trading day immediately preceding the Closing Date.

     No fractional shares of WorldCom Common Stock shall be issued pursuant to the Merger nor will any fractional share interest involved entitle the holder thereof to vote, to receive dividends or to exercise any other rights of a shareholder of WorldCom. In lieu thereof, any person who would otherwise be entitled to a fractional share of WorldCom Common Stock pursuant to the provisions hereof shall receive an amount in cash equal to the value of such fractional share. The value of such fractional share for purposes hereof shall be the product of such fraction multiplied by the Average Trading Price.

     Each share of BFP Common Stock held in the treasury of BFP or by a wholly owned subsidiary of BFP shall be canceled as of the Effective Time, and no Merger Consideration shall be payable with respect thereto. From and after the Effective Time, there shall be no further transfers on the stock transfer books of BFP of any of the BFP Shares outstanding prior to the Effective Time.

     Subject to the provisions of this Agreement, at the Effective Time, the shares of Acquisition Subsidiary common stock outstanding immediately prior to the Merger shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one share of the common stock of the Surviving Corporation (the "Surviving Corporation Common Stock"), which one share of the Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation.

     1.4. STOCKHOLDERS' RIGHTS UPON MERGER. Upon consummation of the Merger, the certificates which theretofore represented BFP Shares (the "Certificates") shall cease to represent any rights with respect thereto, and, subject to applicable Law (as hereinafter defined) and this Agreement, the Certificates shall only represent the right to receive the Merger Consideration including the amount of cash, if any, payable in lieu of fractional shares of WorldCom Common Stock into which the BFP Shares have been converted pursuant to this Agreement. As provided in Section 262(b)(1) and (2) of the Delaware Code, the holders of the BFP Shares are not entitled to appraisal rights as a result of the Merger on the terms contemplated by this Agreement.

     1.5. SURRENDER AND EXCHANGE OF SHARES. After the Effective Time, each holder of a BFP Share shall surrender and deliver the Certificates to The Bank of New York or such other bank or trust company as may be designated by WorldCom together with a duly completed and executed transmittal letter in substantially the form attached hereto as Schedule 1.5 (the "Letter of Transmittal"). Upon such surrender and delivery, the holder shall receive a certificate representing the number of whole shares of WorldCom Common Stock into which such holder's BFP Shares have been converted pursuant to this Agreement plus the amount of cash payable in lieu of any fractional share. Until so surrendered and exchanged, each outstanding Certificate after the Effective Time shall be deemed for all purposes to evidence the right to receive that number of whole shares of WorldCom Common Stock into which the BFP Shares have been converted pursuant to this Agreement plus the amount of cash payable in lieu of any fractional share; provided, however, that no dividends or other distributions, if any, in respect of the shares of WorldCom Common Stock, declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered Certificates until such Certificates and Letters of Transmittal are surrendered and delivered as provided herein. Subject to applicable Law, after the surrender and exchange of Certificates, the record holders thereof will be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of shares of WorldCom Common Stock for which such Certificates were exchangeable. Holders of any unsurrendered Certificates shall not be entitled to vote WorldCom Common Stock until such Certificates are exchanged pursuant to this Agreement.

     1.6. OPTIONS AND WARRANTS. At the Effective Time, WorldCom shall cause each holder of a then-outstanding and unexercised warrant or option exercisable for shares of BFP Common Stock ("BFP Options") to receive, by virtue of the Merger and without any action on the part of the holder thereof, warrants or options, respectively, exercisable for shares of WorldCom Common Stock having the same terms and conditions as the BFP Options (including such terms and conditions as may be incorporated by reference into the agreements evidencing BFP Options pursuant to the plans under which such BFP Options were granted and taking into account the provisions of Section 5.10(b) hereof) except that the exercise price and the number of shares issuable upon exercise shall be divided and multiplied, respectively, by the Exchange Ratio, with the resulting number of shares and exercise price being rounded down to the nearest whole share and up to the nearest cent. BFP confirms that the foregoing options exercisable for shares of WorldCom Common Stock in accordance with the terms and conditions set forth in the preceding sentence constitute substitute or adjusted options for the BFP Options on appropriate terms, and the respective Boards of Directors of BFP and WorldCom shall take all steps necessary to implement the foregoing. WorldCom shall take all corporate action necessary to reserve for issuance a sufficient number of shares of WorldCom Common Stock for delivery upon the exercise of BFP Options after the Effective Time. WorldCom shall file or cause to be filed all registration statements on Form S-8 or other appropriate form and all other registrations and qualifications as may be necessary in connection with the sale of WorldCom Common Stock contemplated by such BFP Options promptly after the Effective
Time, and WorldCom shall cause such registration statements to remain effective (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such BFP Options remain exercisable. As soon as practicable after the Effective Time, WorldCom shall qualify under applicable state securities laws the issuance of such shares of WorldCom Common Stock issuable upon exercise of the BFP Options. WorldCom shall use reasonable business efforts to cause to be taken any actions necessary on the part of WorldCom to enable subsequent transactions in WorldCom Common Stock after the Effective Time pursuant to BFP Options held by persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Securities Exchange Act"), to be exempt from the application of Section 16(b) of the Securities Exchange Act, to the extent permitted thereunder.

     1.7. EMPLOYEE STOCK PURCHASE PLAN. In accordance with the provisions of paragraph 8 of BFP's Employee Stock Purchase Plan (the "ESPP"), immediately prior to the Effective Time, BFP shall issue to each participant in the Offering Period (as defined in the ESPP) for which, in accordance with the provisions of paragraph 15 of the ESPP, the termination date shall be the Closing Date, the number of newly issued full shares of BFP Common Stock which may be purchased with the aggregate payroll deductions held by BFP on such participant's behalf on the Closing Date at the purchase price determined pursuant to the provisions of paragraph 7 of the ESPP. The Board of Directors of BFP shall terminate the ESPP as of the Effective Time pursuant to the provisions of paragraph 17 thereof. No Offering Period shall be commenced after the date of this Agreement.

     1.8. CERTIFICATE OF INCORPORATION. At and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as the Certificate of Incorporation of the Acquisition Subsidiary in effect at the Effective Time except that Article First shall be amended to read as follows: "The name of the Corporation is Brooks Fiber Properties, Inc." (subject to any subsequent amendment).

     1.9. BYLAWS. At and after the Effective Time, the Bylaws of Acquisition Subsidiary in effect at the Effective Time shall be the Bylaws of the Surviving Corporation (subject to any subsequent amendment).

     1.10. OTHER EFFECTS OF MERGER. The Merger shall have all further effects as specified in the applicable provisions of the Delaware Code.

     1.11.  REGISTRATION STATEMENT; PROSPECTUS/PROXY STATEMENT.

            (a) For the purposes of (i) registering the issuance of WorldCom Common Stock to holders of the BFP Shares in connection with the Merger with the Securities and

Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and complying with applicable state securities Laws, and (ii) holding the meeting of BFP stockholders to vote upon the adoption of this Agreement, WorldCom and BFP will cooperate in the preparation of a registration statement on Form S-4 (such registration statement, together with any and all amendments and supplements thereto, being herein referred to as the "Registration Statement"), including a prospectus/proxy statement satisfying all requirements of applicable state securities Laws, the Securities Act and the Securities Exchange Act. Such prospectus/proxy statement in the form mailed to BFP's stockholders, together with any and all amendments or supplements thereto, is herein referred to as the "Prospectus/Proxy Statement."

            (b) BFP will furnish WorldCom with such information concerning BFP and its subsidiaries (the "BFP Subsidiaries") as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to BFP and the BFP Subsidiaries, to comply with the applicable provisions of the Securities Act and the Securities Exchange Act. None of the information relating to BFP and the BFP Subsidiaries supplied by BFP for inclusion in the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. BFP agrees promptly to advise WorldCom if, at any time prior to the meeting of the stockholders of BFP referenced herein, any information provided by it in the Prospectus/Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide WorldCom with the information needed to correct such inaccuracy or omission. BFP will furnish WorldCom with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to BFP and the BFP Subsidiaries, to continue to comply with the applicable provisions of the Securities Act and the Securities Exchange Act after the mailing thereof to the stockholders of BFP.

            (c) WorldCom will furnish BFP with such information concerning WorldCom and its subsidiaries (the "WorldCom Subsidiaries") as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to WorldCom and the WorldCom Subsidiaries, to comply with the applicable provisions of the Securities Act and the Securities Exchange Act. None of the information relating to WorldCom and the WorldCom Subsidiaries supplied by WorldCom for inclusion in the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. WorldCom agrees promptly to advise BFP if, at any time prior to the meeting of stockholders of BFP referenced herein, any information provided by it in the Prospectus/Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide BFP with the information needed to correct such inaccuracy or omission. WorldCom will furnish BFP with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to WorldCom and the WorldCom Subsidiaries, to continue to comply with the applicable provisions of the Securities Act and the Securities Exchange Act after the mailing thereof to the stockholders of BFP.

            (d) BFP and WorldCom agree to cooperate in making any preliminary filings of the Prospectus/Proxy Statement with the SEC, as promptly as practicable, on a confidential basis pursuant to Rule 14a-6(e)(2) under the Securities Exchange Act.

            (e) WorldCom will file the Registration Statement with the SEC and appropriate materials with applicable state securities agencies and will use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and all such state filed materials to comply with applicable state securities Laws. BFP authorizes WorldCom to utilize in the Registration Statement and in all such state filed materials, the information concerning BFP and the BFP Subsidiaries provided to WorldCom in connection with, or contained in, the Prospectus/Proxy Statement. WorldCom promptly will advise BFP when the Registration Statement has become effective and of any supplements or amendments thereto, and WorldCom will furnish BFP with copies of all such documents. BFP shall not distribute any written material that might constitute a "prospectus" relating to the Merger or WorldCom Common Stock within the meaning of the Securities Act or any applicable state securities Law without the prior written consent of WorldCom.

     1.12. TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (the "Code"). The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368(a) of the Treasury regulations. None of the parties will knowingly take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.

     1.13. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Acquisition Subsidiary or BFP or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Acquisition Subsidiary or BFP, as the case may be, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Acquisition Subsidiary or BFP, as the case may be, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                    ARTICLE II

            REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF BFP

        BFP represents, warrants and/or covenants to and with WorldCom as follows:

     2.1. ORGANIZATION AND GOOD STANDING. BFP and each of the BFP Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. BFP and each of the BFP Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a BFP Material Adverse Effect (as defined below). For purposes of this Agreement, "BFP Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of BFP and the BFP Subsidiaries taken as a whole, (ii) the ability of BFP to perform its obligations set forth in this Agreement, or (iii) the ability of BFP to timely consummate the transactions contemplated by this Agreement. BFP has delivered to WorldCom a complete and accurate list of the jurisdictions of incorporation or organization and qualification or license of BFP and the BFP Subsidiaries. BFP has heretofore delivered or made available to WorldCom accurate and complete copies of the Certificates or Articles of Incorporation and By-laws, or equivalent governing instruments, as currently in effect, of BFP and each of the BFP Subsidiaries.

     2.2. CAPITALIZATION. As of the date hereof, the authorized capital stock of BFP consists of 150,000,000 shares of BFP Common Stock and 1,040,012 shares of preferred stock, par value $.01 per share, of which 50,000 shares are designated as Series A Junior Participating Stock reserved for issuance pursuant to the Rights Agreement dated as of February 29, 1996 between BFP and Boatmen's Trust Company, as Rights Agent (the "Rights Plan"), pursuant to which BFP has issued preferred stock purchase rights (the "Rights") to holders of BFP Common Stock. As of the close of business on September 30, 1997, (a) 38,509,508 shares of BFP Common Stock were issued and outstanding, and (b) no shares of BFP Common Stock were issued and held in the treasury of BFP. No other capital stock of BFP is issued or outstanding. All issued and outstanding shares of the BFP Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on Schedule 2.2 attached hereto, as of the date of this Agreement there are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the capital stock or any other security of BFP, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of BFP and the BFP Subsidiaries or the ownership thereof other than those, if any, described on
Schedule 2.2 attached hereto or those imposed generally by the Securities Act, the Securities Exchange Act, applicable state or foreign securities Laws or applicable corporate Law.

     2.3. SUBSIDIARIES. Schedule 2.3(a) attached hereto sets forth the name and percentages of outstanding capital stock or other interest held, directly or indirectly, by BFP and other persons, with respect to each BFP Subsidiary or other person in which BFP or a BFP Subsidiary holds, directly or indirectly, any capital stock or other interest (a "BFP Minority

Entity"). Except as set forth on Schedule 2.3(b) attached hereto, all of the capital stock and other interests so held by BFP are owned by it or a BFP Subsidiary as indicated on said Schedule 2.3(a), free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the BFP Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth on Schedule 2.3(c) attached hereto, there are no irrevocable proxies, voting agreements or similar obligations with respect to such capital stock of the BFP Subsidiaries or a BFP Minority Entity, and no equity securities or other interests of any of the BFP Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls, reservation of shares or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any BFP Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any BFP Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

     2.4. AUTHORIZATION; BINDING AGREEMENT. BFP has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger have been duly and validly authorized by BFP's Board of Directors, and no other corporate proceedings on the part of BFP are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the adoption of this Agreement by the stockholders of BFP in accordance with the Delaware Code and the Certificate of Incorporation and By-laws of BFP). This Agreement has been duly and validly executed and delivered by BFP and constitutes the legal, valid and binding agreement of BFP, enforceable against BFP in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("Enforceability Exceptions").

     2.5. GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("Consent") any nation or government, any state or other political subdivision thereof, any person, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization ("Governmental Authority") on the part of BFP or any of the BFP Subsidiaries is required in connection with the execution or delivery by BFP of this Agreement or the consummation by BFP of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretary of the State of Delaware in accordance with the Delaware Code,
(ii) filings with the SEC, state securities Laws administrators and the National Association of Securities Dealers, Inc. (the "NASD"), (iii) Consents from or with Governmental Authorities set forth on Schedule 2.5 attached hereto, (iv) filings under the Hart-Scott-Rodino Antitrust Improvements

Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (v) such filings as may be required in any jurisdictions where BFP is qualified or authorized to do business as a foreign corporation in order for the Surviving Corporation to maintain such qualification or authorization, and (vi) those Consents that, if they were not obtained or made, do not or would not reasonably be expected to have a BFP Material Adverse Effect.

     2.6. NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by BFP with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or By-laws or other governing instruments of BFP or any of the BFP Subsidiaries, (ii) except as set forth on Schedule 2.6 attached hereto, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any BFP Material Contract (as hereinafter defined) or other obligation to which BFP or any BFP Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of BFP or any BFP Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.5, above, contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("Law") currently in effect to which BFP or any BFP Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses
(ii), (iii) and (iv) above, for any deviations from the foregoing which do not or would not reasonably be expected to have a BFP Material Adverse Effect.

     2.7.  SECURITIES FILINGS AND LITIGATION.

        (a) BFP has made available to WorldCom true and complete copies of (i) its Annual Report on Form 10-K, as amended, for the year ended December 31, 1996, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of BFP since January 1, 1994, whether or not filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by BFP with the SEC since January 1, 1994. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this Section 2.7, are referred to collectively herein as the "BFP Securities Filings." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the BFP Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to BFP Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to BFP Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the BFP Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to BFP Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. Neither BFP nor any BFP Subsidiary is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is required to be described in or filed as an exhibit to any BFP Securities Filing that is not described in or filed as an exhibit to such BFP Securities Filing as required by the Securities Act or the Securities Exchange Act, as the case may be. No event has occurred prior to the date hereof as a consequence of which BFP would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereto (including, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by BFP with the SEC after the date hereof shall be provided to WorldCom no later than the date of such filing.

        (b) Except as set forth in Schedule 2.7 attached hereto or in a BFP Securities Filing, there is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator, mediator or other Governmental Authority ("Litigation") pending or, to the knowledge of BFP, threatened against BFP or any BFP Subsidiary, or any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan (as hereinafter defined) of BFP, or otherwise relating, in a manner that would reasonably be expected to have a BFP Material Adverse Effect to BFP, any BFP Subsidiary, or the securities of any of them, or any properties or rights of BFP or any of the BFP Subsidiaries.

     2.8. BFP FINANCIAL STATEMENTS. The audited consolidated and unaudited consolidated interim financial statements of BFP and the BFP Subsidiaries included in the BFP Securities Filings and as of and for the month ended July 31, 1997 (the "BFP Financial Statements") have been provided or made available to WorldCom. Except as noted thereon, the BFP Financial Statements were, or as to those BFP Financial Statements provided or required to be provided subsequent to the date hereof pursuant to this Section 2.8 will be, prepared in accordance with generally accepted accounting principles applicable to the businesses of BFP and the BFP Subsidiaries consistently applied in accordance with past accounting practices and fairly present (including, but not limited to, the inclusion of all adjustments with respect to interim periods which are necessary to present fairly the financial condition and assets and liabilities or the results of operations of BFP and the BFP Subsidiaries except as may be indicated therein or in the notes thereto, subject to normal year-end adjustments in the ordinary course with respect to certain items immaterial in amount or effect, and the exclusion of footnote disclosure in interim BFP Financial Statements) the consolidated financial condition and assets and liabilities and the results of operations of BFP and the BFP Subsidiaries as of the dates and for the periods indicated. Except as reflected in the BFP Financial Statements, as of their respective dates, neither BFP nor any BFP Subsidiary had any debts, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required in accordance with generally accepted accounting principles to be disclosed in the BFP Financial Statements.

Any financial statements prepared with respect to BFP or a BFP Subsidiary subsequent to the date hereof promptly shall be provided to WorldCom and shall constitute BFP Financial Statements for purposes hereof.

     2.9. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the BFP Securities Filings made available by BFP to WorldCom prior to the date of this Agreement or in Schedule 2.9 attached hereto, since July 31, 1997, through the date of this Agreement, there has not been: (i) any event, occurrence, fact, condition, change, development or effect ("Event") that would reasonably be expected to have a BFP Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to BFP or a BFP Subsidiary wholly owned by BFP) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of BFP or any BFP Subsidiary (except in connection with cashless exercises of BFP Options); (iii) any return of any capital or other distribution of assets to stockholders of BFP or any BFP Subsidiary (except to BFP or a BFP Subsidiary wholly owned by BFP); (iv) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any person or business; or (v) any other action or agreement or undertaking by BFP or any BFP Subsidiary that, if taken or done on or after the date hereof without WorldCom's consent, would result in a breach of Section 4.1, below, and that would reasonably be expected to have a BFP Material Adverse Effect.

     2.10. COMPLIANCE WITH LAWS. The business of BFP and each BFP Subsidiary has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not reasonably be expected to have a BFP Material Adverse Effect. Without limiting the generality of the foregoing, neither BFP nor any BFP Subsidiary has engaged in carrying transit or indirect traffic in violation of applicable Laws, tariffs, rules and regulations in any jurisdiction, foreign or domestic, which violation would reasonably be expected to have a BFP Material Adverse Effect.

     2.11.  PERMITS.

            (i) BFP and the BFP Subsidiaries have all permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their respective businesses (collectively, "BFP Permits"),
(ii) neither BFP nor any BFP Subsidiary is in violation of any BFP Permit, and
(iii) no proceedings are pending or, to the knowledge of BFP, threatened, to revoke or limit any material BFP Permit, except, in the case of clause (i) or
(ii) above, those the absence or violation of which do not and would not reasonably be expected to have a BFP Material Adverse Effect.

     2.12. FINDERS AND INVESTMENT BANKERS. Neither BFP nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than pursuant to the agreement with Salomon Brothers Inc, an accurate and complete copy of which has been provided to WorldCom, and other than pursuant to the agreement with Goldman, Sachs & Co. relative to the fairness opinion referenced in Section 6.1.8 below.

     2.13. CONTRACTS. Except as set forth in Schedule 2.13 attached hereto, neither BFP nor any BFP Subsidiary is a party or is subject to any of the following ("BFP Material Contract"):

            (a) any agreement or understanding with an affiliate of BFP or of a BFP Subsidiary;

             (b) any interconnection agreement with an incumbent local exchange company;

             (c) any single note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal pursuant to which the financial obligation of BFP or a BFP Subsidiary thereunder or applicable to the assets or properties of BFP or a BFP Subsidiary subject thereto could exceed $10,000,000 after the Effective Time;

             (d) any single contract, bid or offer to which BFP or a BFP Subsidiary is a party or by which BFP or a BFP Subsidiary is bound to provide services to third parties which provides for recurring monthly revenues to BFP or a BFP Subsidiary in excess of $250,000; or

             (e) any contract which includes any exclusivity or non-competition restrictions applicable to BFP or a BFP Subsidiary.

BFP has made available to WorldCom true and accurate copies of the BFP Material Contracts. All such BFP Material Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to the Enforceability Exceptions. Except as set forth in
Schedule 2.6 attached hereto, (i) no Consent of any person is needed in order that each such BFP Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not reasonably be expected to have a BFP Material Adverse Effect, and (ii) neither BFP nor any BFP Subsidiary is in violation or breach of or default under any such BFP Material Contract, nor to BFP's knowledge is any other party to any such BFP Material Contract in violation or breach of or default under any such BFP Material Contract, in each case where such violation or breach would give rise to a right of termination.

     2.14. EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 2.14 attached hereto, there are no material Benefit Plans (as defined below) maintained or contributed to by BFP or a BFP Subsidiary under which BFP, a BFP Subsidiary or the Surviving Corporation could incur any liability. A "Benefit Plan" shall include (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder ("ERISA"), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, (a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase, stock appreciation or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees or agents of BFP or a BFP Subsidiary or their beneficiaries or dependents, (b) a multi-employer plan as defined in Section 3(37) of ERISA (a "Multi-Employer Plan"), or (c) a multiple employer plan as defined in Section 413 of the Code.

     With respect to each Benefit Plan (where applicable): BFP has made available to WorldCom complete and accurate copies of (i) all plan and trust texts and agreements, insurance contracts and other funding arrangements; (ii) annual reports on the Form 5500 series for the last three (3) years; (iii) financial statements and/or annual and periodic accountings of plan assets for the last three (3) years; (iv) the most recent determination letter received from the Internal Revenue Service ("IRS"); and (v) the most recent summary plan description as defined in ERISA.

     With respect to each Benefit Plan while maintained or contributed to by BFP or a BFP Subsidiary: (i) if intended to qualify under Code Sections 401(a) or 403(a), such Benefit Plan has received a favorable determination letter from the IRS that it so qualifies, and its trust is exempt from taxation under Code
Section 501(a) and, to the knowledge of BFP, nothing has since occurred to cause the loss of the Benefit Plan's qualification; (ii) such Benefit Plan has been administered in accordance with its terms and applicable Laws; (iii) except for payment of benefits made in the ordinary course of the plan administration, no event has occurred and, to the knowledge of BFP, there exists no circumstance under which BFP, a BFP Subsidiary or the Surviving Corporation could incur liability under ERISA, the Code or otherwise; (iv) no accumulated funding deficiency as defined in Code Section 412 has occurred or exists; (v) no non-exempt prohibited transaction as defined under ERISA and the Code has occurred; (vi) no reportable event as defined in Section 4043 of ERISA has occurred (other than events as to which the 30-day notice period is waived pursuant to Section 4043 of ERISA); (vii) all contributions and premiums due have fully been made and paid on a timely basis; and (viii) all contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code, and all contributions accrued prior to the Effective Time which have not been made have been properly recorded on the BFP Financial Statements except, in each case, for any deviations from the foregoing which do not and would not reasonably be expected to have a BFP Material Adverse Effect or a Surviving Corporation Material Adverse Effect (as hereinafter defined).

     No Benefit Plan is a defined benefit pension plan subject to Title IV of ERISA or Section 412 of the Code. Each of the Benefit Plans has been maintained in compliance with its terms and all applicable Law, except where the failure to do so would not reasonably be expected to have a BFP Material Adverse Effect or a Surviving Corporation Material Adverse Effect. Neither BFP nor any of the BFP Subsidiaries contributes to, or has any outstanding liability with respect to, any Multi-employer Plan.

     With respect to each Benefit Plan which is a welfare plan (as defined in ERISA Section 3(1)): (i) any liability for medical or death benefits with respect to current or former employees beyond their termination of employment (except as may be required by applicable Law) is provided for in the BFP Financial Statements to the extent required by applicable accounting principles; (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; (iii) except as set forth in Schedule 2.14 attached hereto, no term or provision of any such plan prohibits the amendment or termination thereof; and (iv) BFP and the BFP Subsidiaries have complied with Code Section 4980B, except, in each case, for any deviations from the foregoing which do not and would not reasonably be expected to have a BFP Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

     Except as set forth in Schedule 2.14 attached hereto and except as provided in Section 5.10(b) below, the consummation of the Merger will not, either alone or in conjunction with another Event under the terms of any Benefit Plan: (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual.

     2.15.  TAXES AND RETURNS.

            (a) Except as disclosed in Schedule 2.15 attached hereto, BFP and each of the BFP Subsidiaries has timely filed, or caused to be timely filed, all material federal, state, local and foreign income, gross receipts, sales, use, property, production, payroll, franchise, withholding, employment, social security, license, excise, transfer, gains, and other tax returns or reports required to be filed by it (any of the foregoing being referred to herein as a "Tax Return"), and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of taxes and governmental charges, assessments and contributions of any nature whatsoever including, but not limited to, any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the BFP Financial Statements have been established or which are being contested in good faith as reflected in records made available to WorldCom prior to the date of this Agreement. Except as set forth in Schedule 2.15 attached hereto, there are no claims or assessments pending against BFP or any BFP Subsidiary for any alleged deficiency in any Tax, and BFP has not been notified in writing of any proposed Tax claims or assessments against BFP or any BFP Subsidiary (other than, in each case, those for which adequate reserves in the BFP Financial Statements have been established or which are being contested in good faith as reflected in records made available to WorldCom prior to the date of this Agreement or are immaterial in amount). Except as set forth in Schedule 2.15 attached hereto, neither BFP nor any BFP Subsidiary has made an election under
Section 338 of the Code or has taken any action that would result in any Tax liability of BFP or any BFP Subsidiary as a result of a deemed election within the meaning of Section 338 of the Code. Except as set forth in Schedule 2.15 attached hereto, neither BFP nor any BFP Subsidiary has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. Except as set forth in Schedule 2.15 attached hereto, there are no outstanding requests by BFP or a BFP Subsidiary for any extension of time within which to file any material Tax Return or within which to pay any material amount of Taxes shown to be due on any Tax Return. Except as set forth on
Schedule 2.15 attached hereto, no taxing authority is conducting or has notified or, to the knowledge of BFP, has threatened BFP or any BFP Subsidiary that it intends to conduct, an audit of any prior Tax period of BFP or any of its past or present subsidiaries. Except as disclosed in Schedule 2.15 attached hereto, neither BFP nor any BFP Subsidiary has ever been an "S" corporation under the Code.

            (b) A listing of all Tax sharing agreements or similar arrangements with respect to or involving BFP or a BFP Subsidiary is set forth in Schedule
2.15 attached hereto.

            (c) Except as set forth in Schedule 2.15 attached hereto, neither BFP nor any BFP Subsidiary has made or become obligated to make, or will, as a result of the transactions contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to Subsection (b)(4) thereof).

            (d) Except as set forth in Schedule 2.15 attached hereto, neither BFP nor any BFP Subsidiary is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (e) Except as provided in Schedule 2.15 attached hereto, neither BFP nor any BFP Subsidiary is a person other than a United States person within the meaning of the Code.

            (f) None of the assets of BFP or of any BFP Subsidiary is property which BFP or any BFP Subsidiary is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
Section 168(f)(8) of the Code.

            (g) BFP and each BFP Subsidiary have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax liability within the meaning of
Section 6662(d) of the Code.

            (h) There are no liens for Taxes in excess of $50,000 individually or $500,000 in the aggregate on the assets of BFP or any BFP Subsidiary except for statutory liens for current Taxes not yet due and payable.

            (i) All material elections with respect to any material amount of Taxes affecting BFP and the BFP Subsidiaries are described in Schedule 2.15 attached hereto or, with respect to elections made on or before December 31, 1996, are reflected in the Tax Returns of BFP filed and provided or made available to WorldCom prior to the date of this Agreement. Neither BFP nor any BFP Subsidiary: (i) has made or will make a deemed dividend election under Treas. Reg. Section 1.1502-32(f)(2) or a consent dividend election under
Section 565 of the Code; (ii) has consented at any time under Section 341(f)(l) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the assets of BFP or any BFP Subsidiary; (iii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has made an express election, or is required, to treat any asset of BFP or any BFP Subsidiary as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; or (v) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state, foreign or local income Tax provision.

            (j) Except as set forth in Schedule 2.15 attached hereto, BFP and the BFP Subsidiaries are not and have never been includable corporations in an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than in the affiliated group of which BFP is the common parent corporation.

            (k) Except as set forth in Schedule 2.15 attached hereto or as a result of the Merger, the consolidated net operating losses, net capital losses, foreign tax credits, investment and other tax credits set forth in the BFP Financial Statements are not subject to any limitations under Section 382,
Section 383 or the Treasury regulations (whether temporary, proposed or final) under Section 1502 of the Code.

            (l) Except as set forth in Schedule 2.15 attached hereto, neither BFP nor any BFP Subsidiary is a partner or member in or subject to any joint venture, partnership, limited liability company or other arrangement or contract that is or should be treated as a partnership for federal income tax purposes.

     2.16. NO UNDISCLOSED LIABILITIES. BFP and the BFP Subsidiaries do not have any liabilities or obligations whatsoever, whether accrued, contingent or otherwise, and BFP knows of no basis for any claim against BFP or any BFP Subsidiary for any liability or obligation, except (i) to the extent set forth or reflected in the BFP Securities Filings or the BFP Financial Statements provided or made available to WorldCom prior to the date of this Agreement, (ii) to the extent expressly set forth on any Schedule attached hereto or otherwise as described in this Article II, or (iii) liabilities or obligations incurred in the normal and ordinary course of business since July 31, 1997, and except, in each case, for any deviations from the foregoing which individually or in the aggregate do not and would not reasonably be expected to have a BFP Material Adverse Effect.

     2.17. ENVIRONMENTAL MATTERS. As of the date of this Agreement, (i) BFP and the BFP Subsidiaries are in compliance with all applicable Environmental Laws (as hereinafter defined), (ii) there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of BFP, threatened against BFP, a BFP Subsidiary or any of their respective properties pursuant to Environmental Laws, and (iii) except as set forth on Schedule 2.17 attached hereto, there are no past or present Events which reasonably may be expected to prevent compliance with, or which have given rise to or will give rise to liability on the part of BFP or a BFP Subsidiary under, Environmental Laws, except, in each case, for any deviations from the foregoing which do not and would not reasonably be expected to have a BFP Material Adverse Effect. BFP has provided or made available to WorldCom prior to the date of this Agreement true, accurate and complete copies of all environmental reports in the possession of BFP or a BFP Subsidiary relating to any of their respective past or present properties. As used herein, the term "Environmental Laws" shall mean Laws relating to pollution, waste control, the generation, presence or disposal of asbestos, hazardous or toxic wastes or substances, the protection of the environment, environmental activity or public health and safety.

     2.18. INTELLECTUAL PROPERTY. For purposes of this Agreement, "Intellectual Property" shall mean all patents, trademarks, service marks, trade names, copyrights, franchises and similar rights of or used by BFP or a BFP Subsidiary, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from BFP or any of the BFP Subsidiaries relating to any of the foregoing. Except as set forth on
Schedule 2.18 attached hereto, (i) BFP or one of the BFP Subsidiaries own, or are licensed to or otherwise have the right to use all material Intellectual Property currently used in its or their respective businesses, (ii) the rights of BFP and the BFP Subsidiaries in such Intellectual Property are, subject to the rights of any licensor thereof, free and clear of any liens or other encumbrances and restrictions and BFP and the BFP Subsidiaries have not received, as of the date of this Agreement, notice of any adversely-held Intellectual Property of any other person, or notice of any charge or claim of infringement or breach from any person relating to such Intellectual Property or any material process or confidential information of BFP or any BFP
Subsidiary ("Claim Notice") and do not know of any basis for any such charge or claim, and (iii) BFP, the BFP Subsidiaries and their respective predecessors, if any, have not conducted business at any time during the period beginning five (5) years prior to the date hereof under any corporate, trade or fictitious names other than their current corporate names. BFP shall promptly notify, and shall cause the BFP Subsidiaries to promptly notify, WorldCom of any Claim Notice received by BFP or a BFP Subsidiary after the date of this Agreement.

     2.19.  REAL ESTATE.

            (a) Schedule 2.19(a) attached hereto sets forth a true, correct and complete schedule as of the date of this Agreement of all real property owned by BFP or any of the BFP Subsidiaries. BFP or one of the BFP Subsidiaries, as indicated thereon, is the owner of fee title to the real property described on said Schedule 2.19(a) and to all of the buildings, structures and other improvements located thereon free and clear of any material mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for the matters listed on said Schedule 2.19(a) and, except for any exceptions, easements, restrictive covenants, encroachments or other survey defects, encumbrances, restrictions or limitations which, individually or in the aggregate, do not and would not reasonably be expected to have a BFP Material Adverse Effect or to interfere in any material respect with the present use and enjoyment of such real property.

            (b) Schedule 2.19(b) attached hereto sets forth a true, correct and complete schedule as of the date of this Agreement of all material leases, subleases, easements, rights-of-way, licenses or other agreements under which BFP or any of the BFP Subsidiaries uses or occupies, or has the right to use or occupy any material real property or improvements thereon (the "BFP Real Property Leases"). Except for the matters listed on said Schedule 2.19(b), BFP or a BFP Subsidiary, as indicated thereon, holds the leasehold estate under or other interest in each BFP Real Property Lease free and clear of all liens, encumbrances and other rights of occupancy other than statutory landlords' or mechanics' liens which have not been executed upon, and except for liens, encumbrances and rights that do not and would not reasonably be expected to have a BFP Material Adverse Effect or to interfere in any material respect with the present use and enjoyment of such leasehold estate or interest.

     2.20. CORPORATE RECORDS. The respective corporate record books of or relating to BFP and each of the BFP Subsidiaries made available to WorldCom by BFP contain accurate and complete records of (i) all corporate actions of the respective stockholders and directors (and committees thereof) of BFP and the BFP Subsidiaries, (ii) the Certificate and/or Articles of Incorporation, By-laws and/or other governing instruments, as amended, of BFP and the BFP Subsidiaries, and (iii) the issuance and transfer of stock of BFP and the BFP Subsidiaries. Except as set forth on Schedule 2.20 attached hereto, neither BFP nor any BFP Subsidiary has any of its material records or information recorded, stored, maintained or held off the premises of BFP and the BFP Subsidiaries.

     2.21. TITLE TO AND CONDITION OF PERSONAL PROPERTY. BFP and each of the BFP Subsidiaries have good and marketable title to, or a valid leasehold interest in, all material items of any personal property currently used in the operation of their respective businesses, and such property or leasehold interests are free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances that have had or would reasonably be expected to have a BFP Material Adverse Effect or to interfere in any material respect with the present use and enjoyment of such property or interests. As of the date of this Agreement, all such personal property is in reasonably good operating condition and repair as required for use in the businesses of BFP and the BFP Subsidiaries (ordinary wear and tear excepted), is reasonably suitable for the use to which the same is customarily put by BFP or any BFP Subsidiary and is free from material defects.

     2.22. NO ADVERSE ACTIONS. Except as set forth on Schedule 2.22 attached hereto, there is no existing, pending or, to the knowledge of BFP, overtly threatened termination, cancellation, limitation, modification or change in the business relationship of BFP or any of the BFP Subsidiaries, with any supplier, customer or other person except such as would not reasonably be expected to have a BFP Material Adverse Effect. None of BFP, any BFP Subsidiary or, to the knowledge of BFP, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts or entertainment or for the payment of other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others, which would reasonably be expected to have a BFP Material Adverse Effect.

     2.23. LABOR MATTERS. Except as set forth on Schedule 2.13, 2.14 or 2.23 attached hereto, neither BFP nor any of the BFP Subsidiaries has any material obligations, contingent or otherwise, under any employment, severance or consulting agreement, any collective bargaining agreement or any other contract with a labor union or other labor or employee group. To the knowledge of BFP, as of the date of this Agreement, there are no negotiations, demands or proposals which are presently pending or overtly threatened by or on behalf of any labor union with respect to the unionizing of employees of BFP or any BFP Subsidiary. As of the date of this Agreement, there is no unfair labor practice complaint against BFP or any BFP Subsidiary pending or, to the knowledge of BFP, threatened before the National Labor Relations Board or comparable agency, no unresolved grievance against BFP or any BFP Subsidiary, no collective bargaining agreement which is currently being negotiated by BFP or any BFP Subsidiary, and neither BFP nor any BFP Subsidiary is experiencing any work stoppage, strike, slowdown or other labor difficulty which, in each case, would reasonably be expected to have a BFP Material Adverse Effect. As of the date of this Agreement, no employee has informed BFP or any BFP Subsidiary of his or her intention to terminate his or her employment with BFP or any BFP Subsidiary as a result of any announcement or consummation of the transactions contemplated by this Agreement. BFP shall promptly notify, and shall cause the BFP Subsidiaries to promptly notify, WorldCom upon knowledge by BFP or a BFP Subsidiary of the occurrence after the date hereof of any matter referenced in this Section 2.23.

     2.24. INSURANCE. Schedule 2.24 attached hereto lists each policy of insurance which BFP and each of the BFP Subsidiaries has obtained and maintains. As of the date of this Agreement, neither BFP nor any of the BFP Subsidiaries has received notice of default under, or intended cancellation or nonrenewal of, any of such policies of insurance. Neither BFP nor any BFP Subsidiary has been refused any insurance for any material coverage by an insurance carrier to which it has applied for such insurance coverage in the last three (3) years.

     2.25. FAIRNESS OPINION. BFP's Board of Directors has received from its financial advisors, Salomon Brothers Inc, a written opinion addressed to it for inclusion in the Prospectus/Proxy Statement to the effect that the Merger Consideration is fair to the holders of the BFP Shares from a financial point of view. An accurate and complete copy of such opinion has been provided to WorldCom.

     2.26. TAKEOVER STATUTES. BFP is not subject to any "business combination," "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute") applicable to WorldCom other than Section 203 of the Delaware Code. Assuming WorldCom and its "associates" and "affiliates" (as defined in Section 203 of the Delaware
Code), without giving effect to this Agreement, collectively beneficially own and have beneficially owned at all times during the three-year period prior to the date hereof less than fifteen percent (15%) of the BFP Shares outstanding, BFP's Board of Directors has irrevocably taken all necessary action so that the provisions of Section 203 of the Delaware Code shall be inapplicable to the Merger, this Agreement and the transactions contemplated hereby.

     2.27. BFP RIGHTS PLAN. As of the date hereof and after giving effect to the execution and delivery of this Agreement, each Right is represented by the associated share of BFP Common Stock and is not exercisable or transferable apart from the associated share of BFP Common Stock. Assuming WorldCom and its "Affiliates and Associates" have not become an "Acquiring Person" prior to the date hereof (as such terms are defined in the Rights Plan), BFP's Board of Directors has irrevocably taken all necessary action so that (i) neither WorldCom nor Acquisition Subsidiary will be deemed such an "Acquiring Person,"
(ii) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Plan) will occur, and (iii) the Rights will not become exercisable or transferable apart from the associated shares of BFP Common Stock, in each case, as a result of the approval, execution or delivery of this Agreement or the consummation of the Merger.

     2.28. DISCLOSURE. No representation or warranty of BFP herein and no information contained or referenced in a Schedule delivered by BFP to WorldCom and Acquisition Subsidiary pursuant hereto or in any other document subsequently delivered by BFP to WorldCom and Acquisition Subsidiary pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                 ARTICLE III
                       REPRESENTATIONS, WARRANTIES AND
                        CERTAIN COVENANTS OF WORLDCOM

     WorldCom represents, warrants and/or covenants to and with BFP as follows:

     3.1. ORGANIZATION AND GOOD STANDING. WorldCom is a corporation duly organized and validly existing under the laws of the State of Georgia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Acquisition Subsidiary and each of the WorldCom Subsidiaries that is active and operating (the "Active WorldCom Subsidiaries") is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be validly existing and in good standing would not have a WorldCom Material Adverse Effect (as hereinafter defined). WorldCom, Acquisition Subsidiary and each of the Active WorldCom Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a WorldCom Material Adverse Effect. For purposes of this Agreement, "WorldCom Material Adverse Effect" shall mean (i) a material adverse effect on (A) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of WorldCom and the WorldCom Subsidiaries taken as a whole, (B) the ability of WorldCom to perform its obligations set forth in this Agreement, or
(C) the ability of WorldCom to timely consummate the transactions contemplated by this Agreement, or (ii) the entering by WorldCom or any WorldCom Subsidiary into any industry segment for which separate financial information would be required by Item 101(b) of Regulation S-K under the Securities Act and the Securities Exchange Act or the production of any class of similar products or the rendering of any class of similar services which would reasonably be expected to account for twenty percent (20%) or more of WorldCom's consolidated revenues during the year ending December 31, 1998, in each case which is not related to telecommunications services or any products or services ancillary thereto. WorldCom has heretofore delivered or made available to BFP accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of WorldCom, Acquisition Subsidiary and each of the Active WorldCom Subsidiaries.

     3.2. CAPITALIZATION. As of the date hereof, the authorized capital stock of WorldCom consists of 2,500,000,000 shares of WorldCom Common Stock, and 50,000,000 shares of preferred stock, par value $.01 per share, as to which 94,992 shares have been designated as Series A 8% Cumulative Convertible Preferred Stock, 15,000,000 shares have been designated as Series B Convertible Preferred Stock and 2,500,000 shares have been designated as Series 3 Junior Participating Preferred Stock (collectively, the "WorldCom Preferred Stock" and, separately, the "WorldCom Series A Preferred," "WorldCom Series B Preferred" and "WorldCom Series 3 Preferred," respectively). As of the close of business on September 30, 1997, (a) 907,159,586 shares of WorldCom Common Stock were issued and outstanding, and (b) 94,992 shares of the WorldCom Series A Preferred, 12,445,113 shares of WorldCom Series B Preferred and no shares of WorldCom Series 3 Preferred were issued and outstanding. No other capital stock of WorldCom is issued or outstanding. All issued and outstanding shares of the WorldCom Common Stock and WorldCom Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. Except as set forth in the WorldCom Securities Filings (as hereinafter defined) or on Schedule 3.2 attached hereto, as of the date of this Agreement there are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the capital stock or any other security of WorldCom, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of WorldCom, Acquisition Subsidiary and the Active WorldCom Subsidiaries or the ownership thereof other than those pursuant to the WorldCom Credit Agreements (as hereinafter defined) or those imposed generally by the Securities Act, the Securities Exchange Act, applicable state or foreign securities Laws or applicable corporate Law.

     3.3. SUBSIDIARIES. All of the capital stock and other interests of the Active WorldCom Subsidiaries held by WorldCom are owned by it or a WorldCom Subsidiary, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Active WorldCom Subsidiaries held by WorldCom are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws.

     3.4. AUTHORIZATION; BINDING AGREEMENT. WorldCom and Acquisition Subsidiary have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, but not limited to, the Merger have been duly and validly authorized by the respective Boards of Directors of WorldCom and Acquisition Subsidiary, as appropriate, and no other corporate proceedings on the part of WorldCom or Acquisition Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the adoption of this Agreement by WorldCom as the sole stockholder of Acquisition Subsidiary in accordance with the Delaware Code and the Certificate of Incorporation and Bylaws of Acquisition Subsidiary). This Agreement has been duly and validly executed and delivered by each of WorldCom and Acquisition Subsidiary and constitutes the legal, valid and binding agreements of WorldCom and Acquisition Subsidiary, enforceable against each of WorldCom and Acquisition Subsidiary in accordance with its terms, subject to the Enforceability Exceptions.

     3.5. GOVERNMENTAL APPROVALS. No Consent from or with any Governmental Authority on the part of WorldCom or any of the WorldCom Subsidiaries is required in connection with the execution or delivery by WorldCom and Acquisition Subsidiary of this Agreement or the consummation by WorldCom and Acquisition Subsidiary of the transactions contemplated hereby other than (i) filings with the SEC, state securities laws administrators and the NASD, (ii) Consents from or with Governmental Authorities, (iii) filings under the HSR Act, and (iv) those Consents that, if they were not obtained or made, do not or would not reasonably be expected to have a WorldCom Material Adverse Effect.

     3.6. NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by WorldCom and Acquisition Subsidiary with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of WorldCom or any of the WorldCom Subsidiaries, (ii) except for compliance with the requirements under WorldCom's Facility A Revolving Credit Agreement and Facility B Revolving Credit and Term Loan Agreement, each dated as of July 3, 1997 (the "WorldCom Credit Agreements"), require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any WorldCom Material Contract (as hereinafter defined) or other obligation to which WorldCom or any WorldCom Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of WorldCom or any WorldCom Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in
Section 3.5, above, contravene any Law currently in effect to which WorldCom or any WorldCom Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have a WorldCom Material Adverse Effect.

     3.7. SECURITIES FILINGS AND LITIGATION. WorldCom has made available to BFP true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended December 31, 1994, 1995 and 1996, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of WorldCom since January 1, 1994, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by WorldCom with the SEC since January 1, 1994. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this Section 3.7, are referred to collectively as the "WorldCom Securities Filings." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the WorldCom Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to WorldCom Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to WorldCom Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the WorldCom Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to WorldCom Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. There is no Litigation pending or, to the knowledge of WorldCom, threatened against WorldCom or any WorldCom Subsidiary, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan of WorldCom, or otherwise relating, in a manner that could have a WorldCom Material Adverse Effect, to WorldCom, any WorldCom Subsidiary or the securities of any of them, or any properties or rights of WorldCom or any of the WorldCom Subsidiaries, which is required to be described in any WorldCom Securities Filing that is not so described. No event has occurred as a consequence of which WorldCom would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by WorldCom with the SEC after the date hereof shall be provided to BFP upon such filing.

     3.8. WORLDCOM FINANCIAL STATEMENTS. The audited consolidated and unaudited consolidated interim financial statements of WorldCom and the WorldCom Subsidiaries included in the WorldCom Securities Filings (the "WorldCom Financial Statements") have been made available to BFP. Except as noted thereon, the WorldCom Financial Statements were, or as to those WorldCom Financial Statements provided or required to be provided subsequent to the date hereof pursuant to this Section 3.8 will be, prepared in accordance with generally accepted accounting principles applicable to the businesses of WorldCom and the WorldCom Subsidiaries consistently applied in accordance with past accounting practices and fairly present (including, but not limited to, the inclusion of all adjustments with respect to interim periods which are necessary to present fairly the financial condition and assets and liabilities or the results of operations of WorldCom and the WorldCom Subsidiaries, subject to normal year-end adjustments in the ordinary course with respect to certain items immaterial in amount or effect and the exclusion of footnote disclosure in interim WorldCom Financial Statements) the financial condition and assets and liabilities and the results of operations of WorldCom and the WorldCom Subsidiaries as of the dates and for the periods indicated. Except as reflected in the WorldCom Financial Statements, as of their respective dates, neither WorldCom nor any WorldCom Subsidiary had any debts, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required in accordance with generally accepted accounting principles to be disclosed in the WorldCom Financial Statements. Any consolidated financial statements included in the WorldCom Securities Filings subsequent to the date hereof shall constitute WorldCom Financial Statements for purposes hereof.

     3.9. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the WorldCom Securities Filings made available by WorldCom to BFP prior to the date of this Agreement or in Schedule 3.9 attached hereto, since December 31, 1996, through the date of this Agreement, there has not been any Event that would reasonably be expected to have a WorldCom Material Adverse Effect.

     3.10. NO UNDISCLOSED LIABILITIES. WorldCom and the WorldCom Subsidiaries do not have any liabilities or obligations whatsoever, whether accrued, contingent or otherwise, and WorldCom knows of no basis for any claim against WorldCom or any WorldCom Subsidiary for any liability or obligation, except (i) to the extent set forth or reflected in the WorldCom Securities Filings or the WorldCom Financial Statements provided or made available to BFP prior to the date of this Agreement, (ii) to the extent expressly set forth on any Schedule attached hereto or otherwise as described in this Article III, (iii) liabilities or obligations incurred in the normal and ordinary course of business since June 30, 1997 or (iv) those incident to transactions previously disclosed to BFP, and except, in each case, for any deviations from the foregoing which individually or in the aggregate do not and would not reasonably be expected to have a WorldCom Material Adverse Effect.

     3.11. COMPLIANCE WITH LAWS. The businesses of WorldCom and the WorldCom Subsidiaries have been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not reasonably be expected to have a WorldCom Material Adverse Effect. Without limiting the generality of the foregoing, neither WorldCom nor any of the WorldCom Subsidiaries has engaged in carrying transit or indirect traffic in violation of applicable Laws, tariffs, rules and regulations in any jurisdiction, foreign or domestic, which violation would reasonably be expected to have a WorldCom Material Adverse Effect.

     3.12. PERMITS. (i) WorldCom, Acquisition Subsidiary and the Active WorldCom Subsidiaries have all permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their respective businesses (collectively, "WorldCom Permits"), (ii) neither WorldCom, Acquisition Subsidiary nor any Active WorldCom Subsidiary is in violation of any WorldCom Permit, and (iii) no proceedings are pending or, to the knowledge of WorldCom, threatened, to revoke or limit any material WorldCom Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not and would not have a WorldCom Material Adverse Effect.

     3.13. FINDERS AND INVESTMENT BANKERS. Neither WorldCom nor any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     3.14. CONTRACTS. Neither WorldCom nor any Active WorldCom Subsidiary is a party to any material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal ("WorldCom Material Contract") required to be described in or filed as an exhibit to any WorldCom Securities Filing that is not described in or filed as required by the Securities Act or the Securities Exchange Act, as the case may be.

WorldCom has made available to BFP true and accurate copies of the WorldCom Material Contracts. All such WorldCom Material Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to the Enforceability Exceptions. Except as referenced in Section 3.6 above, no Consent of any person is needed in order that each such WorldCom Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not reasonably be expected to have a WorldCom Material Adverse Effect.

     3.15. CORPORATE RECORDS. The respective corporate record books of or relating to WorldCom, Acquisition Subsidiary and each of the Active
WorldCom Subsidiaries made available to BFP by WorldCom contain accurate and complete records of (i) all corporate actions of the respective shareholders and directors (and committees thereof) of WorldCom, Acquisition Subsidiary and the Active WorldCom Subsidiaries, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of WorldCom, Acquisition Subsidiary and the Active WorldCom Subsidiaries, and
(iii) the issuance and transfer of stock of WorldCom, Acquisition Subsidiary and the Active WorldCom Subsidiaries.

     3.16. DISCLOSURE. No representation or warranty of WorldCom herein and no information contained or referenced in a Schedule delivered by WorldCom to BFP pursuant hereto or in any other document subsequently delivered by WorldCom to BFP pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

                                 ARTICLE IV
                         ADDITIONAL COVENANTS OF BFP

     BFP represents, covenants and agrees as follows:

     4.1. CONDUCT OF BUSINESS OF BFP AND THE BFP SUBSIDIARIES. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, BFP shall conduct, and it shall cause the BFP Subsidiaries to conduct, its or their respective businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and BFP shall, and it shall cause the BFP Subsidiaries to, use its or their respective reasonable business efforts to preserve intact its or their respective business organizations, to keep available the services of its or their respective officers, agents and employees and to maintain satisfactory relationships with all persons with whom any of them does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date of this Agreement and prior to the Effective Time, neither BFP nor any BFP Subsidiary will, without the prior written consent of WorldCom:

            (i) amend or propose to amend its Certificate or Articles of Incorporation or By-laws (or comparable governing instruments) in any material respect;

            (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of BFP or any BFP Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of BFP or any BFP Subsidiary, except for the issuance of shares of BFP Common Stock pursuant to the exercise of BFP Options outstanding on the date of this Agreement in accordance with their present terms and except for the grant of employee stock options as permitted by Section 4.8, below, and issuance of BFP Common Stock pursuant to the exercise thereof, except for the issuance of shares of BFP Common Stock in accordance with the terms of any acquisition approved in writing by WorldCom and except for the issuance of debt securities as permitted by clause (iv) of this Section 4.1;

            (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to BFP or a BFP Subsidiary wholly owned by BFP, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

            (iv) (a) except for debt (including, but not limited to, obligations in respect of capital leases) not in excess of $5,000,000 in the aggregate for all persons combined, or as provided in the budget and business plan of BFP, a copy of which has been delivered to the WorldCom (the "Business Plan"), create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for any material obligation of any person, other than BFP or any wholly-owned BFP Subsidiary; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than to a wholly-owned BFP Subsidiary or pursuant to the terms of agreements as in effect on the date hereof and/or customary advances to employees made in the ordinary course of business consistent with past practice), provided BFP will continue to make capital expenditures, maintain, upgrade and expand its facilities and those of the BFP Subsidiaries and otherwise operate in accordance with the Business Plan; (d) acquire the stock or assets of, or merge or consolidate with, any other person or business; or (e) other than as provided in the Business Plan, voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise);

            (v) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed, other than in the ordinary course of business consistent with past practice or having a net book value in excess of $500,000 individually or $2,000,000 in the aggregate, and other than to secure indebtedness permitted by the preceding clause (iv) of this Section 4.1;

            (vi) increase in any manner the compensation of any of its officers, agents or employees other than any increases required pursuant to the BFP Material Contracts in accordance with their terms in effect on the date of this Agreement and increases in the ordinary course of business consistent with past practice not in excess on an individual basis of the lesser of 10% of the current compensation of such individual or $20,000 per annum;

            (vii) enter into, establish, amend, make material interpretations or determinations with respect to, or terminate any employment, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option, stock purchase, restricted stock, or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any officer, director, other employee, agent, consultant or affiliate, other than as required pursuant to the terms of agreements as in effect on the date hereof and the actions with respect to the ESPP as contemplated by Section 1.7, above;

            (viii) make any material elections with respect to Taxes that are inconsistent with the prior elections reflected in the BFP Financial Statements as of and for the period ended December 31, 1996;

            (ix) compromise, settle, forgive, cancel, grant any waiver or release relating to or otherwise adjust any debts, claims, rights or Litigation, except routine debts, claims, rights or Litigation in the ordinary course of business consistent with past practice, involving only a payment not in excess of $100,000 individually or $500,000 when aggregated with all such payments by BFP and the BFP Subsidiaries combined;

            (x) take any action or omit to take any action, which action or omission, if taken prior to, on or after the date hereof, would result in a material breach of any of the covenants, representations or warranties of BFP set forth in this Agreement or would have a BFP Material Adverse Effect;

            (xi) enter into any lease or other agreement, or amend in any respect materially adverse to BFP or a BFP Subsidiary any lease or other agreement, with respect to real property, not contemplated by the Business Plan, or which obligates BFP or any BFP Subsidiary to pay total rent in excess of $2,000,000;

            (xii) enter into, or amend in any respect materially adverse to BFP or a BFP Subsidiary, any agreement or transaction (a) pursuant to which the aggregate financial obligation of BFP or a BFP Subsidiary or the value of the services to be provided could exceed $20,000,000 individually or $50,000,000 in the aggregate for all such agreements or transactions,
     (b) having a term of more than 12 months and pursuant to which the aggregate financial obligation of BFP or a BFP Subsidiary or the value of the services to be provided could exceed $10,000,000 per year individually or $25,000,000 per year in the aggregate for all such agreements or transactions, or (c) which is not terminable upon no more than 90 days' notice by BFP or the BFP Subsidiary involved without penalty in excess of $1,000,000 individually or $3,000,000 when aggregated with the penalties under all such agreements or transactions, except, in each case, as required pursuant to the terms of agreements as in effect on the date hereof and as required by Law (in which case BFP shall promptly notify WorldCom);

            (xiii) take any action with respect to the indemnification of any current or former director, officer employee or agent;

            (xiv) change any accounting practices or policies or depreciation or amortization rates, except as required by generally accepted accounting principles or Laws or as agreed to or requested by BFP's auditors after consultation with WorldCom's auditors;

            (xv) enter into, amend, modify, terminate or waive any material rights under any BFP Material Contract or any material agreement or other material obligation that restricts, in any material respect, the activities of BFP or a BFP Subsidiary or amend, modify, terminate or waive any such right, agreement or obligation that restricts in any material respect any other person;

            (xvi) adopt a plan of liquidation, dissolution, merger, consolidation, share exchange, restructuring, recapitalization, or other reorganization, except for the reorganization contemplated as part of the pending bank revolving credit agreement referenced on Schedule 2.6 attached hereto; or

            (xvii) resolve, agree, commit or arrange to do any of the foregoing.

     Furthermore, BFP covenants, represents and warrants that from and after the date hereof, unless WorldCom shall otherwise expressly consent in writing, BFP shall, and BFP shall cause each BFP Subsidiary to, use its or their respective reasonable business efforts to:

            (i) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it or them;

            (ii) pay all accounts payable and other obligations in the ordinary course of business consistent with past practice, except if the same are contested in good faith, and, in the case of the failure to pay any material accounts payable or other material obligations which are contested in good faith, only after consultation with WorldCom; and

            (iii) comply in all material respects with all Laws applicable to any of them or their respective properties, assets or businesses and maintain in full force and effect all BFP Permits necessary for, or otherwise material to, such businesses.

     4.2. NOTIFICATION OF CERTAIN MATTERS. BFP shall give prompt notice to WorldCom if any of the following occurs after the date of this Agreement: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any BFP Material Contract giving rise to a right of termination; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to Section 2.5 or 2.6 above; (iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which would reasonably be expected to have a BFP Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting BFP or any BFP Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of BFP or any BFP Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of BFP, which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement or which relates to the consummation of the Merger, or any material development in connection with any Litigation disclosed by BFP in or pursuant to this Agreement or the BFP Securities Filings; and (vi) the occurrence of any Event that would reasonably be expected to cause a breach by BFP of any provision of this Agreement, including such a breach that would occur if such Event had taken place on or prior to the date of this Agreement.

     4.3. ACCESS AND INFORMATION. Between the date of this Agreement and the Effective Time, BFP will give, and will cause each of the BFP Subsidiaries to give, and shall direct its accountants and legal counsel to give, upon reasonable notice, WorldCom, its lenders and their respective authorized representatives (including, without limitation, financial advisors, accountants and legal counsel) at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, books and records (including, but not limited to, Tax Returns) of or pertaining to BFP and the BFP Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish WorldCom with (a) such financial and operating data and other information with respect to the business and properties of BFP and the BFP Subsidiaries as WorldCom may from time to time reasonably request including, but not limited to, data and information required for inclusion in WorldCom's pending registration statements and/or other WorldCom Securities Filings, and (b) a copy of each material report, schedule and other document filed or, if related to BFP or a BFP Subsidiary, received by BFP or any BFP Subsidiary pursuant to the requirements of applicable securities Laws, the NASD or other securities exchange. The foregoing access will be subject to government security restrictions and restrictions contained in confidentiality agreements to which BFP is subject and of which WorldCom has been advised prior to the date of this Agreement (if requested, prior to the date hereof); provided that BFP shall use its reasonable best efforts to obtain waivers of such restrictions.

     4.4. STOCKHOLDER APPROVAL. As soon as practicable, BFP will, subject to obtaining WorldCom's written consent pursuant to Section 1.11(e) of this Agreement, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of adopting this Agreement and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. The Board of Directors of BFP, subject to the provisions of Section 4.9(b) below, (i) will recommend to the stockholders of BFP that they adopt this Agreement and approve the transactions contemplated hereby and

(ii) will use its reasonable best efforts to obtain any necessary adoption and approval by BFP's stockholders of this Agreement and the transactions contemplated hereby. Each of BFP's directors has agreed to vote his or her beneficially owned BFP Shares for such adoption and approval.

     4.5. REASONABLE BUSINESS EFFORTS. Subject to the terms and conditions herein provided, BFP agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement including, but not limited to (i) obtaining any third party Consent required in connection with the execution and delivery by BFP of this Agreement or the consummation by BFP of the transactions contemplated hereby, (ii) the defending of any Litigation against BFP or any BFP Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby, and (iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, BFP agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. BFP will consult with counsel for WorldCom as to, and will permit such counsel to participate in, at WorldCom's expense, any Litigation referred to in clause (ii) above brought against or involving BFP or any BFP Subsidiary.

     4.6. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, BFP shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger or the transactions contemplated by this Agreement without the consent of WorldCom, except when such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, the NASD, in which case BFP, prior to making such announcement, shall consult with WorldCom regarding the same.

     4.7. COMPLIANCE. In consummating the Merger and the transactions contemplated hereby, BFP shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause the BFP Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

     4.8. BFP BENEFIT PLANS. Between the date of this Agreement and through the Effective Time, no discretionary award or grant under any Benefit Plan of BFP or a BFP Subsidiary shall be made without the consent of WorldCom, except options for shares of BFP Common Stock (with exercise prices at or about the fair market value of the underlying shares of BFP Common Stock on the date of grant) granted to employees of BFP hired on or after the date of this Agreement in the ordinary course of business consistent with past practice as heretofore disclosed to WorldCom; nor shall BFP or a BFP Subsidiary take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Benefit Plan except as specifically required pursuant to the terms thereof as in effect on the date of this Agreement. Neither BFP nor any BFP Subsidiary shall make any amendment to any Benefit Plan or any awards thereunder without the consent of WorldCom.

     4.9.   NO SOLICITATION OF ACQUISITION PROPOSAL.

            (a) BFP shall, and shall direct and use reasonable efforts to cause its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as hereinafter defined). BFP shall not, nor shall it permit any of the BFP Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any BFP Subsidiary to, directly or indirectly,
(i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if, at any time prior to the Effective Time, the Board of Directors of BFP determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to BFP's stockholders under applicable Law, BFP may, in response to an Acquisition Proposal which was not solicited subsequent to the date hereof, and subject to compliance with Section 4.9(c), (x) furnish information with respect to BFP and the BFP Subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by BFP after consultation with its outside counsel) and (y) participate in negotiations regarding such Acquisition Proposal. "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the assets of BFP and the BFP Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of BFP or any of the BFP Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of BFP or any of the BFP Subsidiaries, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving BFP or any of the BFP Subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to WorldCom of the transactions contemplated by this Agreement.

            (b) Except as set forth in this Section 4.9, neither the Board of Directors of BFP nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to WorldCom, the approval or recommendation by such Board of Directors of this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iii) cause BFP to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "BFP Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the Board of Directors of BFP determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to BFP's stockholders under applicable Law, the Board of Directors of BFP may

(subject to this and the following sentences) (x) withdraw or modify its approval or recommendation of the Merger or (y) approve or recommend a BFP Superior Proposal (as defined below) or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause BFP to enter into any BFP Acquisition Agreement with respect to any BFP Superior Proposal), but in each of the cases set forth in this clause (y), only at a time that is after the tenth business day following WorldCom's receipt of written notice advising WorldCom that the Board of Directors of BFP has received a BFP Superior Proposal, specifying the material terms and conditions of such BFP Superior Proposal and identifying the person making such BFP Superior Proposal. Any such withdrawal or modification of the recommendation of the Merger shall not change the approval of the Board of Directors of BFP for purposes of causing Section 203 of the Delaware Code to be inapplicable to the Merger or the status of WorldCom as other than an "Acquiring Person" under the Rights Plan and shall not directly or indirectly cause a "Stock Acquisition Date" or a "Distribution Date" (as such terms are defined in the Rights Plan) to occur. For purposes of this Agreement, a "BFP Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 15% of the combined voting power of the shares of BFP Common Stock then outstanding or all or substantially all the assets of BFP and otherwise on terms which the Board of Directors of BFP determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be materially more favorable to BFP's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of BFP, is reasonably capable of being financed by such third party.

            (c) In addition to the obligations of BFP set forth in paragraphs
(a) and (b) of this Section 4.9, BFP shall immediately advise WorldCom orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. BFP will keep WorldCom fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

            (d) Nothing contained in this Section 4.9 shall prohibit BFP from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act or from making any disclosure to BFP's stockholders if, in the good faith judgment of the Board of Directors of BFP, after consultation with Bryan Cave LLP, failure so to disclose would be inconsistent with its fiduciary duties to BFP's stockholders under applicable Law; provided, however, neither BFP nor its Board of Directors (or any committee thereof) shall, except as permitted by Section 4.9(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

     4.10. SECURITIES AND STOCKHOLDER MATERIALS. BFP shall send to WorldCom a copy of all material public reports and materials as and when it sends the same to its stockholders, the SEC, the NASD or any other securities commission.


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     4.11.  TAX OPINION CERTIFICATION.  BFP shall use its best efforts to cause the Merger to qualify, and will not take any action which to its knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under Section 368 of the Code. Prior to the Effective Time, BFP shall provide tax counsel rendering an opinion under Subsection 6.1.9 below with a certificate concerning such factual matters as such counsel identifies are relevant to its opinion and will use its best efforts to obtain such a certificate from any stockholder of BFP identified by such counsel.

     4.12. RESIGNATIONS. BFP shall use its reasonable business efforts to cause such of the officers and/or directors of BFP and the BFP Subsidiaries as WorldCom may request to voluntarily resign their positions as such as of the Effective Time. The instruments effecting such resignations are herein referred to as the "Resignations."

     4.13. COMFORT LETTERS. Upon the request of WorldCom, BFP shall use reasonable business efforts to provide to WorldCom on or prior to the Closing Date "comfort letters" from the independent certified public accountants for BFP dated the date on which the Registration Statement, or last amendment thereto, shall become effective, and dated the Closing Date, addressed to the Board of Directors of each of BFP and WorldCom, covering such matters as WorldCom shall reasonably request with respect to facts concerning the financial condition of BFP and the BFP Subsidiaries as are customary for certified public accountants to deliver in connection with a transaction similar to the Merger.

     4.14. AFFILIATE AGREEMENTS. BFP shall use reasonable business efforts to ensure that each person who is or may be an "affiliate" of BFP within the meaning of Rule 145 promulgated under the Securities Act shall enter into an agreement in the form attached hereto as Schedule 4.14 (the "Affiliate Agreements").

     4.15. TAKEOVER STATUTES. If any Takeover Statute, other than Section 203 of the Delaware Code, is or may become applicable to the Merger or the transactions contemplated hereby, BFP and the members of its Board of Directors will grant such approvals and will take such other actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and any of the transactions contemplated hereby.

     4.16. POOLING OF INTERESTS. BFP shall not take, and shall use reasonable business efforts to ensure that none of the BFP Subsidiaries and its and their respective stockholders, directors, officers, agents or employees takes, any action that would result in the Merger not qualifying for pooling-of-interests accounting treatment in accordance with Accounting Principles Board Opinion No. 16.


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



                                  ARTICLE V
                      ADDITIONAL COVENANTS OF WORLDCOM

     WorldCom covenants and agrees as follows:

     5.1. CONDUCT OF BUSINESS OF WORLDCOM AND THE WORLDCOM SUBSIDIARIES. WorldCom covenants, represents and warrants that from and after the date of this Agreement, unless BFP shall otherwise expressly consent in writing, WorldCom shall, and WorldCom shall cause each WorldCom Subsidiary to, use its or their respective reasonable business efforts to comply in all material respects with all Laws applicable to any of them or their respective properties, assets or businesses and maintain in full force and effect all the WorldCom Permits necessary for, or otherwise material to, such businesses.

     5.2. NOTIFICATION OF CERTAIN MATTERS. WorldCom shall give prompt notice to BFP if any of the following occurs after the date of this Agreement: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any WorldCom Material Contract which could have a WorldCom Material Adverse Effect; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to Section 3.5 or 3.6 above; (iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which would reasonably be expected to have a WorldCom Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting WorldCom or any WorldCom Subsidiary or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of WorldCom or any WorldCom Subsidiary which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement or which relates to the consummation of the Merger, or any material development in connection with any Litigation disclosed by WorldCom in or pursuant to this Agreement or the WorldCom Securities Filings; and (vi) the occurrence of any Event that would reasonably be expected to cause a breach by WorldCom of any provision of this Agreement, including such a breach that could occur if such Event had taken place on or prior to the date of this Agreement.

     5.3. ACCESS AND INFORMATION. Between the date of this Agreement and the Effective Time, WorldCom will give, and will cause each of the WorldCom Subsidiaries to give, and shall direct its accountants and legal counsel for the transactions contemplated by this Agreement to give, upon reasonable notice, BFP and its authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel) at all reasonable times access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records (including, but not limited to, Tax Returns) of or pertaining to WorldCom and the WorldCom Subsidiaries, will permit BFP to make such reasonable inspections as it may require and will cause its officers promptly to furnish BFP with (a) such financial and operating data and other information with respect to the business and properties of

WorldCom and the WorldCom Subsidiaries as BFP may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or, if related to WorldCom or a WorldCom Subsidiary, received by WorldCom or any WorldCom Subsidiary pursuant to the requirements of applicable securities Laws or the NASD, in each case as necessary in connection with the transactions contemplated hereby. The foregoing access will be subject to government security restrictions and restrictions contained in confidentiality agreements to which WorldCom is subject and of which BFP is advised; provided that WorldCom shall use its reasonable best efforts to obtain waivers of such restrictions.

     5.4. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, WorldCom shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger or the transactions contemplated by this Agreement without the consent of BFP, except when such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, the NASD, in which case WorldCom, prior to making such announcement, will consult with BFP regarding the same.

     5.5. COMPLIANCE. In consummating the Merger and the transactions contemplated hereby, WorldCom shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause the WorldCom Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

     5.6. SEC AND SHAREHOLDER FILINGS. WorldCom shall send to BFP a copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC, the NASD or any other securities commission.

     5.7. TAX TREATMENT. WorldCom and Acquisition Subsidiary shall use their best efforts to cause the Merger to qualify, and will not take any action which to their knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under Section 368 of the Code. Prior to the Effective Time, WorldCom and Acquisition Subsidiary shall provide tax counsel rendering an opinion under Subsection 6.1.9, below, with a certificate concerning such factual matters as such counsel identifies are relevant to its opinion.

     5.8. COMFORT LETTERS. Upon the request of BFP, WorldCom shall use reasonable business efforts to provide to BFP on or prior to the Closing
Date "comfort letters" from the independent certified public accountants for WorldCom and the WorldCom Subsidiaries, dated the date on which the Registration Statement, or last amendment thereto, shall become effective, and dated the Closing Date, addressed to the Board of Directors of each of BFP and WorldCom, covering such matters as BFP shall reasonably request with respect to facts concerning the financial condition of WorldCom and the WorldCom Subsidiaries as are customary for certified public accountants to deliver in connection with a transaction similar to the Merger.

     5.9.   INDEMNIFICATION AND INSURANCE.

            (a) From and after the Effective Time, WorldCom and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless the directors, officers, employees and agents of BFP as, and to the extent, provided in BFP's Certificate of Incorporation or Bylaws, as in effect as of the date of this Agreement and provided or made available to WorldCom prior to the date of this Agreement, with respect to matters occurring through the Effective Time.

            (b) For a period of three (3) years after the Effective Time and to the extent available, WorldCom shall cause the Surviving Corporation to maintain in effect policies of directors' and officers' liability insurance comparable to those maintained by BFP with carriers comparable to BFP's existing carriers and containing terms and conditions which are no less advantageous in any material respect to the officers, directors, employees and agents of BFP covering those persons who are currently covered by BFP's directors' and officers' liability insurance policy, provided that the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of two (2) times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

     5.10.  EMPLOYEE BENEFIT PLANS.

            (a) After the Effective Time, WorldCom shall arrange for each employee participating in any of the Benefit Plans of BFP as are in effect at the Effective Time to participate in any counterpart Benefit Plans of WorldCom in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with BFP or any of the BFP Subsidiaries prior to the Merger for all purposes for which such service was recognized under the Benefit Plans of BFP including, but not limited to, recognition of service for eligibility, vesting, and, to the extent not duplicative of benefits received under such Benefit Plan of BFP or such BFP Subsidiary, the amount of benefits, (ii) such participants shall participate in the Benefit Plans of WorldCom on terms no less favorable than those offered by WorldCom to similarly situated employees of WorldCom, and (iii) WorldCom shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Benefit Plans of BFP) and eligibility waiting periods under any group health plans to be waived with respect to such participants and their eligible dependents. Notwithstanding the foregoing, WorldCom may continue (or cause the Surviving Corporation to continue) one or more of the Benefit Plans of BFP, in which case WorldCom shall have satisfied its obligations hereunder with respect to the benefits so provided.

            (b) WorldCom and BFP hereby acknowledge that the Merger and the consummation of the other transactions contemplated under this Agreement will be treated as a "Change in Control" for purposes of each of the applicable Benefit Plans of BFP and each applicable employment, severance or similar agreement listed on Schedule 5.10(b) attached hereto applicable to any employee of BFP or any of the BFP Subsidiaries (collectively, "Change in Control Plans and Agreements") and agree to abide by the provisions of any Change in Control Plans and Agreements in effect on the date of this Agreement which relate to such a Change in Control, including, but not limited to, the accelerated vesting and/or payment of equity-based awards and gross-up payments on account of Sections 280G or 4999 of the Code. WorldCom and BFP hereby acknowledge that a Resignation pursuant to Section 4.12 above shall not be treated as a voluntary termination of employment of such officer or director for purposes of any Change in Control Plans and Agreements and will not otherwise adversely affect the material rights of such officers or directors under any Change in Control Plans and Agreements.

     5.11. REASONABLE BUSINESS EFFORTS. Subject to the terms and conditions herein provided, WorldCom agrees to use its reasonable business efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement including, but not limited to (i) obtaining any third party Consent required in connection with the execution and delivery by WorldCom and Acquisition Subsidiary of this Agreement or the consummation by WorldCom and Acquisition Subsidiary of the transactions contemplated hereby, (ii) the defending of any Litigation against WorldCom or any WorldCom Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby, and
(iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, WorldCom agrees to use reasonable business efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

                                 ARTICLE VI
                                 CONDITIONS

     6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

            6.1.1. STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the requisite vote of the stockholders of BFP in accordance with the Delaware Code.

            6.1.2. NO INJUNCTION OR ACTION. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority, which prohibits or prevents the consummation of the Merger and which has not been vacated, dismissed or withdrawn by the Closing Date. BFP and WorldCom shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn on or prior to the Closing Date.

            6.1.3. GOVERNMENTAL APPROVALS. All Consents, other than Consents the failure of which to be obtained, in the reasonable judgment of WorldCom, would not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), properties, liabilities or the result of operations of the Surviving Corporation and its subsidiaries taken as a whole ("Surviving Corporation Material Adverse Effect"), of any Governmental Authority required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained by Final Order (as hereafter defined). The term "Final Order" with respect to any Consent of a Governmental Authority shall mean an action by the appropriate Governmental Authority as to which: (i) no request for stay by such Governmental Authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

            6.1.4. REQUIRED CONSENTS. All required Consents of any person (other than a Governmental Authority) to the Merger or the transactions contemplated hereby shall have been obtained on terms and conditions reasonably acceptable to WorldCom (provided, however, that notwithstanding anything to the contrary in Section 7.2, below, no termination fee will be payable as a result of the non-receipt of any such Consent solely as a result of WorldCom's failure to find the terms and conditions thereof reasonably acceptable), and be in full force and effect, except for those the failure of which to obtain, in the reasonable judgment of WorldCom would not reasonably be expected to have a Surviving Corporation Material Adverse Effect.

            6.1.5. HSR ACT. Any waiting period applicable to the Merger under the HSR Act shall have expired or earlier termination thereof shall have been granted, and no action shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner, or if any such action shall have been instituted, it shall have been withdrawn or a final judgment having the effect of permitting the consummation of the transactions contemplated by this Agreement shall have been entered against such Department or Commission, as the case may be.

            6.1.6. REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

            6.1.7. BLUE SKY. WorldCom shall have received all state securities Law authorizations necessary to consummate the transactions contemplated hereby.

            6.1.8. FAIRNESS OPINION. At the time of the mailing of the Prospectus/Proxy Statement to BFP's stockholders, BFP's Board of Directors shall have received from Goldman, Sachs & Co. a written opinion addressed to it for inclusion in the Prospectus/Proxy Statement to the effect that the Merger Consideration is fair to the holders of the BFP Shares from a financial point of view. The fairness opinions referenced in Section 2.25 above and in this Section 6.1.8 shall not have been withdrawn at or prior to the Effective Time.

            6.1.9. TAX OPINION. WorldCom and BFP shall have received an opinion from Bryan Cave LLP based on customary representations contained in certificates of WorldCom, Acquisition Subsidiary and BFP, to the effect that, if the Merger is consummated in accordance with the provisions of this Agreement, under current Law, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368 of the Code.

            6.1.10. QUOTATION OF WORLDCOM COMMON STOCK. The shares of WorldCom Common Stock comprising the Merger Consideration shall have been approved for quotation on the National Market System of The Nasdaq Stock Market or other national securities exchange, subject to official notice of issuance.

     6.2. CONDITIONS TO OBLIGATIONS OF BFP. The obligation of BFP to effect the Merger shall be subject to the fulfillment on or prior to the Closing
Date of the following additional conditions, any one or more of which may be waived by BFP:

            6.2.1. WORLDCOM REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of WorldCom contained in this Agreement, disregarding any qualifications herein regarding materiality or WorldCom Material Adverse Effect, shall be untrue or incorrect to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would reasonably be expected to have a WorldCom Material Adverse Effect.

            6.2.2. PERFORMANCE BY WORLDCOM. WorldCom shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by WorldCom on or prior to the Closing Date.

            6.2.3. NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any Event that has or reasonably would be expected to have a WorldCom Material Adverse Effect.

            6.2.4. CERTIFICATES AND OTHER DELIVERIES. WorldCom shall have delivered to BFP (i) a certificate executed on its behalf by its President or another authorized officer to the effect that the conditions set forth in Subsections 6.2.1, 6.2.2 and 6.2.3, above, have been satisfied; (ii) a certificate of existence from the Secretary of State of the State of Georgia stating that WorldCom is a validly existing corporation; (iii) duly adopted resolutions of the Board of Directors of WorldCom and the Board of Directors and stockholder of Acquisition Subsidiary approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, each certified by its Secretary or an Assistant Secretary; and (iv) such other documents and instruments as BFP reasonably may request.

            6.2.5. OPINION OF WORLDCOM COUNSEL. BFP shall have received an opinion of the General Counsel, Corporate Development of WorldCom, in form and substance reasonably satisfactory to BFP, covering the matters set forth in Schedule 6.2.5 attached hereto.

     6.3. CONDITIONS TO OBLIGATIONS OF WORLDCOM AND ACQUISITION SUBSIDIARY. The obligations of WorldCom and Acquisition Subsidiary to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by
WorldCom:

            6.3.1. BFP REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of BFP contained in this Agreement,
     disregarding any   qualifications herein regarding materiality, BFP
     Material Adverse Effect or Surviving Corporation Material Adverse Effect, shall be untrue or incorrect to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would reasonably be expected to have a BFP Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

            6.3.2. PERFORMANCE BY BFP. BFP shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by BFP on or prior to the Closing Date.

            6.3.3. NO MATERIAL ADVERSE CHANGE. There shall have not occurred after the date hereof any Event that has or reasonably would be expected to have a BFP Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

            6.3.4. CERTIFICATES AND OTHER DELIVERIES. BFP shall have delivered, or caused to be delivered, to WorldCom (i) a certificate executed on its behalf by its Chief Executive Officer or another duly authorized officer to the effect that the conditions set forth in Subsections 6.3.1, 6.3.2 and 6.3.3, above, have been satisfied; (ii) a certificate of good standing from the Secretary of State of the State of Delaware stating that BFP is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors and stockholders of BFP approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary or an Assistant Secretary of BFP; (iv) a true and complete copy of the Certificate of Incorporation of BFP certified by the Secretary of State of the State of Delaware, and a true and complete copy of the By-laws of BFP certified by the Secretary or an Assistant Secretary of BFP; (v) a list of the stockholders of BFP entitled to vote on the adoption of this Agreement and an undertaking from BFP's transfer agent to deliver a list of the stockholders of BFP as of the Effective Time as soon thereafter as it is available, each such list to be certified by the transfer agent of BFP; and (vi) such other documents and instruments as WorldCom reasonably may request.

            6.3.5. OPINION OF BFP COUNSEL. WorldCom shall have received the opinion of Bryan Cave LLP, in form and substance reasonably satisfactory to WorldCom, covering the matters set forth in Schedule 6.3.5 attached hereto.

            6.3.6. WORLDCOM CREDIT AGREEMENTS. WorldCom shall have received the requisite approval of the lenders under the WorldCom Credit Agreements for any amendments to the schedules to the WorldCom Credit Agreements required as a result of the transactions contemplated by this Agreement.

            6.3.7. AFFILIATE AGREEMENTS. At least thirty (30) days prior to the Closing Date, WorldCom shall have received the duly executed Affiliate Agreements.

            6.3.8. POOLING TREATMENT. WorldCom shall have received the written opinion of the respective independent certified public accounts of WorldCom and BFP that the Merger qualifies for pooling-of-interests accounting treatment in accordance with Accounting Principles Board Opinion No. 16, and the accounting staff of the SEC shall not have asserted or threatened to assert a determination to the contrary which has not been rescinded.

                                 ARTICLE VII
                          TERMINATION AND ABANDONMENT

     7.1. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time only as follows, whether before or after approval by the stockholders of BFP referenced herein:

            (a) by mutual written consent of BFP and WorldCom, duly authorized by the Board of Directors of each;

            (b) by BFP or WorldCom if the Merger shall not have been consummated on or before March 31, 1998 (or such other date as may be agreed to by BFP and WorldCom); provided, that, no party may terminate this Agreement under this Section 7.1(b) if such party's breach of this Agreement has caused or resulted in the failure of the Merger to occur on or before such date;

            (c) by BFP if (i) the condition specified in Section 6.2.1 has not been satisfied or waived, or (ii) WorldCom has breached or failed to perform, in any material respect, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to WorldCom promptly after the discovery thereof and WorldCom has failed to cure or otherwise resolve the same to the reasonable satisfaction of BFP within thirty
(30) days after receipt of such notice;

            (d) by WorldCom if (i) the condition specified in Section 6.3.1 has not been satisfied or waived, or (ii) BFP has breached or failed to perform, in any material respect, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to BFP promptly after the discovery thereof and BFP has failed to cure or otherwise resolve the same to the reasonable satisfaction of WorldCom within thirty (30) days after receipt of such notice;

            (e) by either BFP or WorldCom if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

            (f) by either WorldCom or BFP, if the stockholders of BFP fail to approve and adopt this Agreement, the Merger and other transactions contemplated hereby, as applicable, at the meeting duly convened and held therefor or at any adjournment or postponement thereof;

            (g) by WorldCom, if BFP or its Board of Directors breaches in any material respect any provision of Section 4.4 or 4.9 above, if BFP shall have received any Acquisition Proposal as to which the Board of Directors of BFP has taken a position other than to reject the same or stockholders holding at least 50% of the BFP Shares have tendered such shares in connection with such Acquisition Proposal (which tenders have been accepted), if BFP or its stockholders have agreed to or consummated any BFP Acquisition Agreement or if BFP's Board of Directors or any committee thereof has otherwise declined to make, withdrawn or modified, or proposed publicly to withdraw or modify, its recommendation for BFP's stockholders to adopt this Agreement;

            (h) by BFP in accordance with Section 4.9(b), provided that it has complied with all of the provisions thereof, including the notice provisions therein, and that it complies with the requirements of Section 7.2 below; or

            (i) by BFP, if the condition specified in Subsection 6.3.6, above, shall not have been satisfied or waived on or prior to March 31, 1998 and all other conditions have been satisfied or waived.

     The party desiring to terminate this Agreement pursuant to the preceding clauses (b), (c), (d), (e), (f), (g), (h) or (i) shall give written notice of such termination to the other party in accordance with Section 8.5, below.

     7.2. TERMINATION FEES AND RIGHTS. In recognition of the considerable time and expense that the parties have expended and will expend in entering into this Agreement, and pursuing the Merger and the other transactions contemplated hereby, the following fees shall be payable and shall accrue in the event of termination of this Agreement:

            (a) To the extent that this Agreement is terminated solely pursuant to Section 7.1(a), (b), (e), or (f) and provided a Triggering Event (as hereinafter defined) has not occurred, no termination fees shall be payable to any party, and this Agreement shall become void and of no effect with no liability on the part of any party hereto (or any of its directors, officers, employees, agents, or representatives); provided, that no such termination shall relieve any party hereto from any liability under Section 8.1 or 8.7 or for any breach of this Agreement.

            (b) In the event that this Agreement is terminated by BFP pursuant to Section 7.1(c) or (i), WorldCom shall promptly pay to BFP a termination fee equal to $40,000,000 by wire transfer of immediately available funds.

            (c) In the event that this Agreement is terminated by WorldCom pursuant to Section 7.1(d) or (g) or by BFP pursuant to Section 7.1(h), BFP shall promptly pay to WorldCom a termination fee in an amount equal to $40,000,000 by wire transfer of immediately available funds.

            (d) In the event of the occurrence of any of the following events ("Triggering Events"):

                (i) any other person shall have made a bona fide Acquisition Proposal (whether to management, the directors or the stockholders of BFP or otherwise), whether or not conditional, and BFP terminates this Agreement pursuant to Section 7.1(b), notwithstanding satisfaction or due waiver of all conditions to the Closing set forth in Sections 6.1, 6.2 and
     6.3.6 (provided satisfaction or due waiver of the conditions specified in Section 6.1.1 shall not be required if the failure thereof is due to any breach of this Agreement by BFP or breach by a director of BFP of his or her agreement referenced in Section 4.4 hereof), and a transaction pursuant to or constituting a BFP Acquisition Agreement shall be consummated by BFP with that person at any time before January 1, 1999;

                (ii) BFP enters into a BFP Acquisition Agreement or the directors or stockholders of BFP shall have authorized or approved the entering into any such BFP Acquisition Agreement;

                (iii) a transaction pursuant to or constituting a BFP Acquisition Agreement shall be consummated by BFP at any time before January 1, 1999, except if this Agreement is terminated pursuant to (A)
     Section 7.1(a), (c), (e), (f) or (i) or (B) Section 7.1(b), notwithstanding satisfaction or due waiver of all the conditions specified in Sections 6.3.1, 6.3.2, 6.3.3, 6.3.4, 6.3.5, 6.3.7 and 6.3.8 (provided satisfaction or due waiver of the conditions specified in Section 6.3.8 shall not be required if the failure thereof is due to an act or omission of WorldCom); or

                (iv) the Board of Directors of BFP or any committee thereof publicly proposes to decline to make, withdraw or amend or declines to make, withdraws or amends its recommendation to BFP's stockholders to adopt this Agreement;

WorldCom shall have the right, at its option to:

     (A) terminate this Agreement if not previously terminated, and in the event of such termination or a previous termination requiring payment of a termination fee (including a termination pursuant to Section 7.1(b) described in Section 7.2(d)(i) or (iii), above), BFP shall promptly pay to WorldCom a termination fee in the amount of $40,000,000 by wire transfer of immediately available funds (but not in duplication of any termination fee previously paid by BFP pursuant to Section 7.2(c)); and

     (B) in addition, have the right whether or not this Agreement is terminated, exercisable by notice to BFP at any time not more than 180 days after WorldCom is advised of the occurrence of a Triggering Event, to:

            (i) extend the term of any or all outstanding contracts, leases, tariffed services, or other commercial arrangements between BFP or any BFP Subsidiary and WorldCom or any affiliate of WorldCom, for a period of not more than five (5) years from the current termination dates; or

            (ii) terminate, with 60 days' advance notice to BFP, any or all such contracts, leases, tariffed services, or other commercial arrangements, without early termination or other charges or penalties.

     7.3. PROCEDURE UPON TERMINATION. In the event of termination pursuant to this Article VII, the Merger shall be abandoned without further action by BFP or WorldCom, provided that the agreements contained in Sections 7.2, 7.3, 8.1 and 8.7 hereof shall remain in full force and effect. If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same. Nothing contained in this Agreement shall relieve any party from any liability for any inaccuracy, misrepresentation or breach of this Agreement prior to termination.

                                 ARTICLE VIII
                                MISCELLANEOUS

     8.1. CONFIDENTIALITY. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, the NASD, (iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by WorldCom and BFP, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by BFP and the BFP Subsidiaries, WorldCom and the WorldCom Subsidiaries, and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Subject to the preceding sentence, nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, WorldCom or BFP, after consultation with the other party, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, BFP or WorldCom, after consultation with the other party, may include a prospectus containing any information required to be included therein with respect to the Merger, including, but not limited to, financial statements and pro forma financial information with respect to the other party, and thereafter distribute said prospectus. WorldCom and BFP shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, WorldCom and BFP shall return to the other all documents furnished by the other and all copies thereof made by such party and will hold in absolute confidence all information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, (iii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

     8.2. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement among BFP, WorldCom and Acquisition Subsidiary.

     8.3. WAIVER OF COMPLIANCE; CONSENTS. Any failure of BFP on the one hand, or WorldCom and Acquisition Subsidiary on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by WorldCom on the one hand, or BFP on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 8.3.

     8.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of BFP and WorldCom contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time.

     8.5. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (i)   if to BFP, to:

                         Brooks Fiber Properties, Inc.
                         425 Woods Mill Road South, Suite 300
                         Town & Country, Missouri 63017
                         Attention:  James C. Allen
                                     Vice Chairman and Chief Executive Officer
                         Telecopy:  (314) 579-4654

          with a copy to:


                         Bryan Cave LLP
                         211 North Broadway, Suite 3600
                         St. Louis, Missouri 63102-2750
                         Attention:  John P. Denneen, Esq.
                         Telecopy:  (314) 259-2020

                                  and

    (ii)  if to WorldCom or Acquisition Subsidiary, to:


                         WorldCom, Inc.
                         515 East Amite Street
                         Jackson, Mississippi 39201-2702
                         Attention:  Charles T. Cannada
                                     Senior Vice President-Corporate Development
                         Telecopy:  (601) 360-8615

          with a copy to:


                          WorldCom, Inc.
                          10777 Sunset Office Drive, Suite 330
                          St. Louis, Missouri 63127
                          Attention:  P. Bruce Borghardt, Esq.
                                      General Counsel, Corporate Development
                          Telecopy:  (314) 909-4101

     8.6. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto, except that Acquisition Subsidiary may assign to WorldCom or any other WorldCom Subsidiary any and all rights, interests and obligations of

Acquisition Subsidiary under this Agreement; provided that any assignment by Acquisition Subsidiary of all of its rights, interests and obligations under this Agreement to WorldCom shall require that the Merger contemplated by this Agreement shall then be structured as a direct merger of BFP with and into WorldCom or any other structure approved by BFP.

     8.7. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, subject to the rights of such party contemplated under Section 7.2, above.

     8.8. GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Delaware, and the parties hereto consent to the jurisdiction of the courts of or in the State of Delaware in connection with any dispute or controversy relating to or arising out of this Agreement and the transactions contemplated hereby.

     8.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.10. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. No rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity; (ii) the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; and (iii) the term "subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

     8.11. ENTIRE AGREEMENT. This Agreement and the other agreements, documents or instruments referred to herein or executed in connection herewith including, but not limited to, the Schedules attached hereto, which Schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

     8.12. SEVERABILITY. In case any provision in this Agreement or in any of the other agreements, documents or instruments referred to herein shall be held invalid, illegal or unenforceable in any jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

     8.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions in this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches hereof or thereof and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

     8.14. THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto, or, a successor or permitted assign of such a party; provided however, that the parties hereto specifically acknowledge that the provisions of Sections
5.9 and 5.10, above, are intended to be for the benefit of, and shall be enforceable by, the employees, officers and directors of BFP and/or the BFP Subsidiaries affected thereby and their heirs and representatives.

     8.15. SCHEDULES. The Schedules in this Agreement shall be arranged in separate parts corresponding to the numbered and lettered sections, and the disclosure in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section, and not any other representation or warranty (unless an express and specific reference to any other Schedule which clearly identifies the particular item being referred is set forth therein).

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, WorldCom, Acquisition Subsidiary and BFP have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

                            WORLDCOM, INC.



                            By  /S/ Bernard J. Ebbers
                               ----------------------
                               Name:  Bernard J. Ebbers
                               Title: President and Chief Executive Officer

                            BV ACQUISITION, INC.



                            By  /S/ Bernard J. Ebbers
                               ----------------------
                               Name:  Bernard J. Ebbers
                               Title: President

                            BROOKS FIBER PROPERTIES, INC.




                            By  /S/ James C. Allen
                               -------------------
                               Name:  James C. Allen
                               Title: Vice Chairman and Chief Executive Officer

                            CERTIFICATE OF SECRETARY
                                       OF
                         BROOKS FIBER PROPERTIES, INC.

     I, John P. Denneen, the Secretary of Brooks Fiber Properties, Inc., a Delaware corporation ("BFP"), hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of BFP by its Vice Chairman and Chief Executive Officer, was duly submitted to the stockholders of BFP at a Special Meeting of Stockholders of BFP duly called and held on the date hereof separately from the meeting of stockholders of any other corporation, at which a quorum was present and acting throughout and at which a majority of all the issued and outstanding shares of stock of BFP entitled to vote thereon voted for the adoption of said Agreement and Plan of Merger.

     WITNESS my hand this _____ day of ____________, 1998.



                                    ________________________________
                                    Secretary




                           CERTIFICATE OF SECRETARY
                                      OF
                             BV ACQUISITION, INC.


     I, _____________________, the Secretary of BV Acquisition, Inc., a Delaware corporation ("Acquisition Subsidiary"), hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of Acquisition Subsidiary by its President, was duly submitted to the sole stockholder of Acquisition Subsidiary by written consent and that the holder of all outstanding shares of stock of Acquisition Subsidiary entitled to vote thereon voted for the adoption of said Agreement and Plan of Merger.


     WITNESS my hand this _____ day of ____________, 1998.


                                    ________________________________
                                    Secretary